UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
COHERENT CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COHERENT

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

September 29, 2023

Dear Coherent Shareholders:

Our fiscal year 2023 as the new Coherent was a year of many new records set, including generating about one billion dollars from only two customers, demonstrating that as our company grows, we become a more strategic supplier to our customers. We logged countless awards, announcements, and accomplishments as we worked to begin the process of integrating legacy Coherent. I am proud of everything that the team at Coherent achieved.

The largest opportunities that we are addressing in fiscal year 2024 include high-speed datacom transceivers for Artificial Intelligence and Machine Learning (AI/ML) buildouts, silicon carbide materials for the EV market, and lasers and optics for the semiconductor capital equipment market. Our ability to manufacture transceivers at scale along with our product and technology roadmaps have caught the attention of the largest companies driving the widespread deployment and growth of AI.

We invested nearly one billion dollars in innovation and manufacturing infrastructure to position us for what I expect is as bright a future as I have seen. We generated $634 million in operating cash flow and retired $608 million of our debt. The collaboration and integration activities in fiscal year 2023 reinforced our confidence in our mission, vision, strategic imperatives, and outlook for the future of Coherent as exciting new opportunities emerge.

Annual Meeting of Shareholders

I am pleased to invite you to attend our 2023 Annual Meeting of Shareholders of Coherent Corp. on November 9, 2023, at 9:00 a.m. Eastern Standard Time. Our Annual Meeting will again be held by webcast, and you will be able to attend the Annual Meeting online. We believe that hosting a virtual Annual Meeting allows for greater shareholder presence. At the Annual Meeting, shareholders will vote on the matters set forth in the Fiscal Year 2023 Proxy Statement, and the accompanying notice of the annual meeting.

Your vote is important to us. Whether or not you will attend the Annual Meeting, we hope that your shares are represented and voted. In advance of the Annual Meeting on November 9, please cast your vote through the internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “How Do I Vote” in the Proxy Statement Summary.

On behalf of the Board of Directors, management, and all Coherent employees, thank you for your investment and interest in Coherent.

Sincerely,

VINCENT D. MATTERA, JR., PHD

Board Chair and Chief Executive Officer

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

Notice of Annual Meeting of Shareholders

DATE:	November 9, 2023
TIME:	9:00 a.m. Eastern Standard Time
PLACE:	Via webcast at www.virtualshareholdermeeting.com/COHR2023

VOTING

Shareholders are asked to vote on the following items at the Annual Meeting:

1.	Election of four Class Three directors, each for a three-year term to expire in 2026.
2.	A non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2023, as disclosed in this proxy statement.
3.	A non-binding advisory vote on the frequency of future non-binding advisory shareholder votes on the compensation paid to our named executive officers.
4.	Approval of the amendment and restatement of the 2018 Omnibus Incentive Plan.
5.	Approval of the amendment and restatement of the 2018 Employee Stock Purchase Plan.
6.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.
7.	Any other matters that properly come before the Annual Meeting.

RECORD DATE

Shareholders of record at the close of business on September 11, 2023, are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

AVAILABILITY OF MATERIALS

Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. For shareholders who hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), we furnish proxy materials via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all of the important information contained in the proxy materials over the internet. The Notice also provides instructions for submitting your proxy over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice.

This proxy statement and proxy card will first be made available to shareholders on or about September 29, 2023.

By Order of the Board

RONALD BASSO, Secretary

September 29, 2023

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY REQUEST ONE BY CONTACTING THE COMPANY’S SECRETARY AT COHERENT CORP., 375 SAXONBURG BOULEVARD, SAXONBURG, PA 16056.

PAGE	ITEM

Preceding	Notice of Annual Meeting of Shareholders

1	General

5	Matters of Business, Votes Needed and Recommendations of the Board of Directors

7	Corporate Responsibility and ESG Highlights

11	PROPOSAL 1 — ELECTION OF DIRECTORS

12	Class Three Directors Standing for Election

14	Continuing Directors

17	Meetings and Standing Committees of the Board of Directors

19	Director Independence and Corporate Governance Policies

23	Director Compensation

26	Security Ownership of Certain Beneficial Owners and Management

28	Executive Officers

30	PROPOSAL 2 — Non-Binding Advisory Vote to Approve the Company’s 2023 Named Executive Officer Compensation, as Disclosed in This Proxy Statement

31	PROPOSAL 3 — Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Shareholder Votes on the Compensation Paid to our Named Executive Officers

32	Compensation Discussion and Analysis

47	Compensation and Human Capital Committee Report

48	Summary Compensation Table

50	Grants of Plan-Based Awards Fiscal Year 2023

51	Outstanding Equity Awards at Fiscal Year End

52	Options Exercised and Stock Vested in Fiscal Year 2023

52	Nonqualified Deferred Compensation Fiscal Year 2023

53	Potential Payments upon Change in Control and Employment Termination

59	CEO Pay Ratio

60	Pay Versus Performance

64	Report of the Audit Committee

65	PROPOSAL 4 — Approval of the Amendment and Restatement of the 2018 Omnibus Incentive Plan

72	Equity Compensation Plan Information

73	PROPOSAL 5 — Approval of the Amendment and Restatement of the 2018 Employee Stock Purchase Plan

80	PROPOSAL 6 — Ratification of the Audit Committee’s Selection of Independent Registered Public Accounting Firm

81	Other Information

81	Shareholder Proposals

81	Householding

81	Other Matters

82	Annual Report on Form 10-K to the Securities and Exchange Commission

A-1	Coherent Corp. Omnibus Incentive Plan

B-1	Coherent Corp. Employee Stock Purchase Plan

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

Proxy Statement for the

Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 9, 2023

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Coherent Corp., a Pennsylvania corporation (the “Company” or “Coherent”), for use at the annual meeting of Shareholders (“the Annual Meeting”) to be held on November 9, 2023, at 3:00 p.m. Eastern Standard Time, or any rescheduled date. These proxy materials were first made available on or about September 29, 2023, to shareholders of record on September 11, 2023 (the “Record Date”).

The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/COHR2023. You will need your control number, included on your proxy card or Notice, to access the webcast. Please see the Company’s website at www.coherent.com/company/investor-relations/governance for further information about the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

Shareholders will act on the matters outlined in the Notice page of this proxy statement. We are not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy holder will vote your shares in his or her discretion.

WHO MAY VOTE AT THE ANNUAL MEETING?

You are entitled to vote at the Annual Meeting if our records show that you held shares of Company common stock, no par value (“Common Stock”), as of the close of business on the Record Date. As of the Record Date, 151,411,359 shares of Common Stock were issued and outstanding. In addition, 75,000 shares of the Company’s Series B-1 convertible preferred stock, no par value (“Series B-1 Preferred Stock”), and 140,000 shares of the Company’s Series B-2 convertible preferred stock, no par value (“Series B-2 Preferred Stock”, and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), which are entitled to vote as one class with the Common Stock on an as-converted basis, were issued and outstanding as of the Record Date.

Unless the context provides otherwise, references in this proxy statement to “shareholders” means, collectively, holders of Common Stock and holders of Series B Preferred Stock.

WHAT ARE THE VOTING RIGHTS OF HOLDERS OF COHERENT COMMON STOCK AND SERIES B PREFERRED STOCK?

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. The Series B Preferred Stock is entitled to 27,387,740 votes in the aggregate, which represents the number of whole shares of Common Stock (rounded to the nearest whole share) into which the shares of Series B Preferred Stock were convertible on the Record Date. Shareholders do not have cumulative voting rights.

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WHO MAY PARTICIPATE IN THE ANNUAL MEETING?

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on September 11, 2023, or hold a valid proxy for the Annual Meeting. To participate in the virtual Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the Record Date, you must access the meeting website at www.virtualshareholdermeeting.com/COHR2023. To vote or submit a question, you will need the control number included on your proxy card or Notice, and to follow the instructions posted at www.virtualshareholdermeeting.com/COHR2023. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. We reserve the right to group questions on the same topic, to edit inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business.

WHAT CONSTITUTES A QUORUM?

Our bylaws provide that the presence, in person (virtually) or by proxy, of shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast on the Record Date will constitute a quorum at the Annual Meeting. The virtual presence via the webcast or by proxy of shareholders entitled to cast at least 89,399,550 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes (explained below) will be included as shares present when determining whether there is a quorum. If there is no quorum, the presiding officer of the Annual Meeting, or the shareholders present and entitled to cast a majority of the votes present at the Annual Meeting, may adjourn the Annual Meeting to another date.

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HOW DO I VOTE?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

✓

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on.

✓

Returning a proxy card: If you receive a proxy card, sign and date it, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct. If you return a signed proxy card that does not direct how to vote on a proposal, the designated proxies will vote in their discretion as recommended by the Board on that proposal.

✓

Using the telephone: Dial toll-free at 1-800-690-6903 (toll free within the U.S. and Canada), or +1-720-378-5962 for calls made from outside the U.S. or Canada and follow the recorded instructions. You will be asked to provide the control number from your proxy card or Notice.

✓	Via the internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number located on the proxy card or Notice.

✓	Virtually during the Annual Meeting: Please follow the instructions posted at www.virtualshareholdermeeting.com/COHR2023. All votes must be received before the polls close during the Annual Meeting.

HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?

Please refer to the Notice for the ways you may request a paper copy of the proxy statement and proxy card.

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised. You may (i) deliver a notice of revocation or deliver a later-dated proxy to the Company’s Secretary at Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056; (ii) submit another vote via the internet or by telephone; or (iii) vote during the Annual Meeting. Your participation in the Annual Meeting will not automatically revoke a previously submitted proxy. A shareholder’s last vote is the vote that will be counted.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

-	FOR election of the nominated slate of Class Three Directors for terms expiring in 2026 (see Proposal 1);

-	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2);

-	FOR a ONE-YEAR frequency of non-binding advisory votes to approve the compensation of our named executive officers, in a non-binding advisory vote (see Proposal 3);

-	FOR approval of the amendment and restatement of the 2018 Omnibus Incentive Plan (see Proposal 4);

-	FOR approval of the amendment and restatement of the 2018 Employee Stock Purchase Plan (see Proposal 5); and

-	FOR ratification of the Audit Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending June 30, 2024 (see Proposal 6).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

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WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

For each of the matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted for purposes of establishing a quorum but will not be counted in determining the number of votes necessary for approval. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because it did not receive instructions from the beneficial owner. A nominee may have discretionary authority to vote on Proposal 6 but will not be permitted to vote a beneficial owner’s shares on Proposals 1, 2, 3, 4 or 5 absent having instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote “AGAINST” with respect to Proposals 2, 3, 4, 5 and 6 while broker non-votes have no effect on those proposals.

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MATTERS OF BUSINESS, VOTES NEEDED AND

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

	For More Information	Board Recommended
Proposal 1 — Election of Directors	Page 11	✓For Each Nominee

Each outstanding share of our Common Stock and our Series B Preferred Stock is entitled to vote for as many separate nominees as there are directors to be elected. There are four directors nominated for election to Class Three of our Board at the Annual Meeting: Joseph J. Corasanti, Patricia Hatter, Stephen A. Skaggs and Sandeep Vij. A nominee will be elected to the Board if the number of votes cast for the nominee exceeds the number of votes cast against the nominee’s election, subject to the Company’s policy described under “Proposal 1 — Election of Directors — Director Conditional Resignation Policy.” Abstentions and broker non-votes have no effect on this matter. The Board recommends that you vote FOR the election of each of the Board’s nominees for director.

Proposal 2 — Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2023, as disclosed in this proxy statement	Page 30	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis the compensation of our named executive officers for fiscal year 2023, as disclosed in this proxy statement. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. Because this is an advisory vote, it will not be binding on the Company or the Board. However, the Compensation and Human Capital Committee will consider the voting results, among other factors, when making future decisions on executive compensation. The Board recommends that you vote FOR the resolution approving the Company’s fiscal year 2023 named executive officer compensation.

Proposal 3 — Non-binding advisory vote on the frequency of future non-binding advisory shareholder votes on the compensation paid to our named executive officers	Page 31	✓One Year

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis whether future advisory votes on our named executive officers’ compensation should occur every year, every two years, or every three years. Abstentions have the effect of a vote against each of the frequency alternatives, and broker non-votes have no effect. In the event that none of the frequency alternatives is approved by the affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast, the frequency option that receives the highest number of affirmative votes cast is the option that will be deemed to have been approved by the shareholders on an advisory basis. Because this is an advisory vote, it will not be binding on the Company or the Board. However, the Company and the Board will consider the voting results, among other factors, when making future decisions on the frequency of such non-binding advisory votes on named executive officer compensation. The Board recommends that you vote to conduct future advisory votes on executive compensation every ONE YEAR.

Proposal 4 — Approval of the amendment and restatement of the 2018 Omnibus Incentive Plan.	Page 65	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve the amendment and restatement of the 2018 Omnibus Incentive Plan. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Board recommends that you vote FOR approval of the amendment and restatement of the 2018 Omnibus Incentive Plan.

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	For More Information	Board Recommended
Proposal 5 — Approval of the amendment and restatement of the 2018 Employee Stock Purchase Plan.	Page 73	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve the amendment and restatement of the 2018 Employee Stock Purchase Plan. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Board recommends that you vote FOR approval of the amendment and restatement of the 2018 Employee Stock Purchase Plan.

Proposal 6 — Ratification of the Audit Committee’s selection of EY as the Company’s independent registered public accounting firm (“Independent Accountants”) for the fiscal year ending June 30, 2024	Page 80	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to ratify the appointment of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2024. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Audit Committee is responsible for appointing the Company’s Independent Accountants. The Audit Committee is not bound by the outcome of this vote, but, if the appointment of EY is not ratified by shareholders, the Audit Committee will reconsider the appointment. The Board recommends that you vote FOR the ratification of the Audit Committee’s selection of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2024.

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CORPORATE RESPONSIBILITY AND ESG HIGHLIGHTS

Our ESG strategy and programs are developed by our management team, with the guidance and direction of our Board of Directors and the Environmental, Social Responsibility and Governance Committee. We recently published our first ESG Report which described in more detail our ESG strategy and priorities. Below are some of the highlights of our environmental, social responsibility and governance programs.

Environmental Initiatives and Achievements

Climate and Energy Management

✓ In excess of 50% of global electricity needs from renewable energy, representing over 500 million kWh of renewable electricity per year, thereby avoiding over 85,000 metric tons of CO2 emissions annually.

✓ 100% of electricity needs for European sites sourced from renewable energy.

✓ Completed multiple energy efficient projects in FY23, resulting in an estimated energy savings of 9,000,000 kWh per year, and, when aggregated with energy savings from previously completed energy efficient projects, resulting in an estimated energy savings in excess of 20,000,000 kWh per year.

Social Initiatives and Achievements

Inclusion and Diversity

✓ Adopted formal Diversity, Equity, and Inclusion Policy that applies to the Board, and all employees, contractors or other entities or individuals affiliated with the Company.

✓ Chair and CEO joined the CEO Action for Diversity and Inclusion Pledge, which includes a commitment to engage the Board when developing Diversity, Equity and Inclusion (“DEI”) strategies and initiatives.

✓ Formed the Global DEI Advisory Council, which is comprised of a diverse representation of leaders from across the Company and is sponsored by one of our Directors.

Ethics and Compliance

✓ Coherent’s Code of Ethical Business Conduct applies to all Company Directors, officers and employees.

✓ Our Company-wide ethics and compliance program emphasizes the importance of integrity in guiding our business and is the framework for how we put our core values into practice.

✓ We expect our suppliers to adhere to ethical and sustainable business practices as outlined in our Supplier Standards.

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Corporate Governance

Independence	✓ 13 of 14 directors are independent. ✓ Fully independent Board committees.

Diversity

✓ 8 of 14 directors are female and/or racially/ethnically diverse.

✓ 100% of new directors since 2019 are female and/or racially diverse, excluding those selected by Finisar, Bain and Coherent, Inc., in connection with those transactions.

✓ Directors possess a mix of skills, experience, backgrounds and tenures.

Engagement

✓ Director attendance at Board and committee meetings averaged over 95 % in fiscal year 2023.

✓ Non-employee directors and independent directors meet in regular executive sessions without management present.

Tenure	✓ Average director tenure is 5.1 years, and the median is 3 years. ✓ 10 of 14 directors have joined the Board in the past five years.

Learn More You can learn more about Coherent and our sustainability efforts by visiting our website at www.coherent.com/company/investor-relations/esg.

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DIVERSITY OF OUR FOURTEEN DIRECTORS

We believe boardroom diversity is integral to effective corporate governance and improves the quality of decision-making, strategic vision and risk management. Our Board of Directors is comprised of a diverse group of individuals with a broad spectrum of professional backgrounds. The Environmental, Social Responsibility and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from varied industries having diverse cultural or ethnic backgrounds, viewpoints and ages. The Board of Directors believes that its current members provide this diversity. Below are self-identified diversity characteristics of our directors.

Board Diversity Matrix
Total Number of Directors 14	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	4	10	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	3	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Didn’t Answer	0	0	0	0

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SKILLS, EXPERTISE AND EXPERIENCE OF OUR FOURTEEN DIRECTORS

The table below lists some of the key skills, experience and expertise possessed by our continuing directors and nominees for election. The skills listed below are those that are valued by our Board in guiding a complex, global manufacturing company and in overseeing our strategy for future growth. A checkmark indicates a specific area of focus or expertise on which the Board particularly relies. The biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.

Joseph J. Corasanti

Enrico DiGirolamo

Michael L. Dreyer

Lisa Neal-Graves

Patricia Hatter

Vincent D. Mattera, Jr.

David L. Motley

Steven Pagliuca

Elizabeth A. Patrick

Shaker Sadasivam

Stephen A. Skaggs

Michelle Sterling

Sandeep Vij

Howard H. Xia

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes, each as nearly equal as possible in number of directors. At present, the Board consists of 14 members, with five directors each in Classes One and Two and four directors in Class Three.

The current term of our Class Three Directors expires at the Annual Meeting. Accordingly, four directors have been nominated for election to Class Three positions, for a term of three years or until such time as their respective successors are elected and qualified, or until death, resignation or removal. Any Board vacancy may be filled by a majority of the remaining directors then in office, and any director so elected will serve for the same term that the predecessor would have served, or until his or her death, resignation or removal.

The persons named as proxies for this Annual Meeting were selected by the Board and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by validly submitted proxies FOR the election of each of Joseph J. Corasanti, Patricia Hatter, Stephen A. Skaggs and Sandeep Vij.

Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for any substitute nominee proposed by the Board.

DIRECTOR CONDITIONAL RESIGNATION POLICY

Each incumbent director nominee has submitted an irrevocable conditional resignation, which is effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” that person’s election. If this occurs, the Environmental, Social Responsibility and Governance Committee (the “ESG Committee”) will recommend to the Board whether to accept or reject the resignation. The Board will act on the resignation, taking into account the ESG Committee’s recommendation, and publicly disclose its decision and the underlying rationale, within 90 days after the date the election results are certified. The incumbent director will remain as a member of the Board during this process.

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INFORMATION REGARDING THE COMPANY’S BOARD

The professional and personal experience, qualifications, attributes and skills of each director nominee and the Company’s other current directors are described below and reflect the qualities that the Company seeks in its Board members. In addition to the specific examples, the Board and the Company believe that the broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment, and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

Name	Class	Expiration of Term	Age	Director Since	Position(s) With Coherent	Audit Committee	Compensation and Human Capital Committee	ESG Committee	STAR Committee
NON-EMPLOYEE DIRECTORS:

Michael L. Dreyer	One	2024	59	2019	Director		Member	Member

Stephen Pagliuca	One	2024	68	2021	Director		Member

Howard H. Xia	One	2024	62	2011	Director				Chair

Elizabeth A. Patrick	One	2024	55	2023	Director

Enrico DiGirolamo*	Two	2025	68	2018	Lead Independent Director	Member		Chair	Member

David L. Motley	Two	2025	64	2021	Director		Member

Shaker Sadasivam*	Two	2025	63	2016	Director	Member	Chair		Member

Lisa Neal-Graves	Two	2025	60	2021	Director	Member

Michelle Sterling	Two	2025	56	2023	Director

Joseph J. Corasanti*	Three	2023	59	2002	Director	Chair		Member	Member

Patricia Hatter	Three	2023	61	2019	Director			Member

Stephen A. Skaggs*	Three	2023	61	2022	Director	Member

Sandeep Vij	Three	2023	57	2022	Director		Member

EMPLOYEE DIRECTOR:

Vincent D. Mattera, Jr.	One	2024	67	2012	Board Chair, Chief Executive Officer, Director

Fiscal year 2023 meetings						5	7	4	6
*	Qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission.

CLASS THREE DIRECTORS STANDING FOR ELECTION

Joseph J. Corasanti. Mr. Corasanti presently serves as chairman of the Board of Directors of SRC, Inc., a company that designs, manufactures and sells products and services for the defense industry. Previously, Mr. Corasanti held a number of management roles at CONMED Corporation, a medical technology company, serving as President and Chief Executive Officer from 2006 to July 2014; President and Chief Operating Officer from 1999 to 2006; Executive Vice President/General Manager from 1998 to 1999; and General Counsel and Vice President-Legal Affairs from 1993 to 1998. He also served as a director of CONMED from 1994 to 2014. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Mr. Corasanti’s past executive positions and his prior public company board experience have provided him with leadership skills and experience in a variety of matters that he contributes to our Board. His experience and skill set, including his legal background and acquisition experience, are valuable to our Board.

Patricia Hatter. Ms. Hatter is currently the President and Chief Operating Officer of Opsera, an early-stage DevOps platform company, where she has served since May 2023. She previously served as the Chief Customer Officer of Palo Alto Networks, Inc., a multinational cybersecurity company, where she served from

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August 2019 to December 2022. Ms. Hatter previously served as the General Manager and Senior Vice President — Services and Interim Chief Information Officer of McAfee, LLC, a global computer security software company, from January 2017 to July 2017, and was the Chief Information Officer and Senior Vice President — Operations, at McAfee, LLC, from 2010 to June 2015. Ms. Hatter additionally served as the Chief Information Officer — Intel Security and General Manager — Security & Software at Intel Corporation, a leader in the semiconductor industry, from June 2015 to January 2016. Ms. Hatter also held various leadership roles at Cisco Systems, Inc. and AT&T Corporation. Ms. Hatter served on the board of directors of Barrick Gold Corporation, an international mining company from April 2018 until January 2019, and the board of directors of Qualys, Inc., a leading provider of cloud-based security and compliance solutions, from October 2018 until August 2019. Ms. Hatter holds B.S. and M.S. degrees in Mechanical Engineering from Carnegie Mellon University. Among the attributes that qualify Ms. Hatter to serve as a member of our Board are her experience in executive roles at various cybersecurity and technology companies and her prior experience on boards of directors of public companies.

Stephen A. Skaggs. Mr. Skaggs joined the Board in conjunction with the acquisition of Coherent, Inc. on July 1, 2022. Previously, Mr. Skaggs served as a member of the board of directors of Coherent, Inc. beginning in 2013. Mr. Skaggs has been a private investor since April 2016. Previously, he held the position of Senior Vice President and Chief Financial Officer of Atmel Corporation, a leading supplier of microcontrollers, from May 2013 until its acquisition by Microchip Technology Incorporated in April 2016. Mr. Skaggs has more than 25 years of experience in the semiconductor industry, including serving as President, Chief Executive Officer, and Chief Financial Officer of Lattice Semiconductor, a supplier of programmable logic devices and related software. He was also previously a member of the board of directors of Lattice. Prior to Lattice, Mr. Skaggs was employed by Bain & Company, a global management consulting firm, where he specialized in high-technology product strategy, mergers and acquisitions, and corporate restructurings. He currently serves on the board of directors of IDEX Biometrics ASA. Mr. Skaggs holds an MBA degree from the Harvard Business School and a B.S. degree in Chemical Engineering from the University of California, Berkeley. Mr. Skaggs’ years of executive and management experience in the high-technology industry, including serving as the chief executive officer and chief financial officer of other public companies, his prior service on the board of another publicly held company, and his years of service as a director of Coherent, Inc., make him a valuable member of the Board.

Sandeep Vij. Mr. Vij joined the Board in conjunction with the acquisition of Coherent, Inc. on July 1, 2022. Previously, Mr. Vij served as a member of the board of directors of Coherent, Inc. beginning in 2004. Mr. Vij has been a private investor since February 2013. Previously, he held the position of President and Chief Executive Officer and was a member of the board of directors of MIPS Technologies, Inc., a leading provider of processor architectures and cores, from January 2010 until its sale in February 2013. In addition, Mr. Vij was the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products, from May 2008 to January 2010. Prior to that, he held the position of Vice President of Worldwide Marketing, Services, and Support for Xilinx, Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing. He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds an MSEE from Stanford University and a BSEE from San Jose State University. Mr. Vij’s years of executive and management experience in the high-technology industry, including serving as the chief executive officer of another public company, his service on the board of another publicly held company, and his years of service as a director of Coherent, Inc., make him a valuable member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS THREE DIRECTOR.

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CONTINUING DIRECTORS

EXISTING CLASS ONE DIRECTORS WHOSE TERMS EXPIRE IN 2024

Vincent D. Mattera, Jr. Dr. Mattera initially served as a member of the Coherent Board from 2000 until 2002. Dr. Mattera joined the Company as Vice President in 2004, and served as Executive Vice President from January 2010 to November 2013, when he became Chief Operating Officer. He was re-appointed to the Board in 2012. In November 2014, Dr. Mattera became the President and Chief Operating Officer. In September 2016, Dr. Mattera became the Company’s third President and Chief Executive Officer in 45 years and served as the Company’s President through June 2019, when the roles of President and Chief Executive Officer were separated. Dr. Mattera became the Company’s Board Chair immediately following the 2021 Annual Meeting. During his career at Coherent he has assumed successively broader management roles, including as a lead architect of the Company’s growth and diversification strategies. The platforms that the Company has added under his leadership have contributed to positioning the Company into large and transformative global growth markets while increasing our global reach, deepening our technology and IP portfolio, broadening our product roadmap and customer base, and increasing the potential of the Company.

Prior to joining the Company as an executive, Dr. Mattera had a continuous 20-year career in the Optoelectronic Device Division of AT&T Bell Laboratories, Lucent Technologies and Agere Systems, during which he led the development and manufacturing of semiconductor laser-based materials and devices for optical and data communications networks. Dr. Mattera has 37 years of leadership experience in the compound semiconductor materials and device technology, operations and markets that are core to the Company’s business and strategy. Dr. Mattera holds a B.S. degree in chemistry from the University of Rhode Island (1979), and a Ph.D. in chemistry from Brown University (1984). He completed the Stanford University Executive Program in 1996. His long tenure at Coherent offers invaluable historical knowledge about the Company. We believe that Dr. Mattera’s expertise and experience qualify him to provide the Board with continuity, and a unique perspective about the Company.

Michael L. Dreyer. Mr. Dreyer served as the Chief Operations Officer of Silicon Valley Bank from September 2015 to April 2019. Before joining Silicon Valley Bank, Mr. Dreyer was President and Chief Operating Officer of Monitise Americas, LLC, a subsidiary of Monitise Plc, a company providing mobile banking and payment services, from 2014 to September 2015. Mr. Dreyer was the global head of technology and Chief Information Officer at VISA Inc., from 2005 to 2014. Previously, Mr. Dreyer was Chief Information Officer of Inovant, LLC, a company providing electronic payment processing services. He has also held executive positions at VISA USA (Senior Vice President of Processing and Emerging Products, and Senior Vice President of Commercial Solutions). Additionally, Mr. Dreyer held senior positions at American Express Co, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer served as a member of the board of directors of Finisar Corporation (“Finisar”) from December 2015 through September 24, 2019 (the effective date of the Company’s acquisition of Finisar), and is currently a director of F5 Networks, Inc., a developer and provider of software-defined application services. Mr. Dreyer received an M.B.A. and a B.A. in psychology from Washington State University. Mr. Dreyer brings to the Board extensive executive and leadership experience, as well as expertise in various aspects of the financial and banking industries.

Stephen Pagliuca. Mr. Pagliuca is a senior advisor at Bain Capital, a leading global investment firm based in Boston with approximately $160 billion in assets under management. He previously served as Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and as Co-Chair of Bain Capital, LP. He is a co-owner and Managing General Partner of the World Champion Boston Celtics and. serves on the NBA Board of Governors. Mr. Pagliuca is also co-owner and co-chairman of the Serie A professional football club, Atalanta Bergamasca Calcio. Mr. Pagliuca brings to the Board extensive global executive and leadership experience.

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Elizabeth A. Patrick. Ms. Patrick was the Senior Vice President and Chief People Officer for Diebold Nixdorf, a financial and retail technology company specializing in self-service transaction systems, point-of-sale terminals, physical security products, and software and related services, from April 2019 to December 2022.

Prior to that, she was the Senior Vice President and Chief Human Resources Officer for Veritiv Corporation, a leading provider of packaging, print and facility solutions, from July 2014 to March 2019. Ms. Patrick earned her B.S. in Finance from Michigan State University, and MBA from Wayne State University. Ms. Patrick’s global experience in human capital management, executive compensation, leadership development, change management strategies, transformation and HR system implementation will prove valuable to the Company.

Howard H. Xia. Dr. Xia currently serves as a consultant to the telecommunications industry. Dr. Xia served as General Manager of Vodafone China Limited, a wholly-owned subsidiary of Vodafone Group Plc, a telecommunications company, from 2001 to 2014. From 1994 to 2001, he served as a Director, Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994, and was a Senior Engineer at PacTel Cellular from 1990 to 1992. Dr. Xia holds a B.S. degree in Physics from South China Normal University, and an M.S. in Physics and Electrical Engineering, and a Ph.D. in Electrophysics, from Polytechnic School of Engineering of New York University. Dr. Xia’s extensive knowledge of, and experience in, the telecommunications industry, his knowledge of international business, including with China, and his strong leadership skills make him a valuable member of our Board. In particular, his experience and knowledge of telecommunications in Asia contribute to the Board’s breadth of knowledge in this area.

EXISTING CLASS TWO DIRECTORS WHOSE TERMS EXPIRE IN 2025

Enrico DiGirolamo. Mr. DiGirolamo is currently a senior advisor to technology companies and manufacturing firms. From 2013 to 2017, Mr. DiGirolamo served as Chief Financial Officer and Senior Vice President of Covisint Corporation, a leading cloud computing company for the internet of Things and Identity platforms. Mr. DiGirolamo was with Allstate Insurance from 2010 to 2013, where he served as Senior Vice President, Sales and Marketing and Finance. From 2008 to 2010, Mr. DiGirolamo served as Vice President and Chief Financial Officer for General Motors in Europe. During a 31-year career with General Motors, Mr. DiGirolamo held a variety of senior executive positions throughout the corporation, including 12 years outside the United States. Mr. DiGirolamo served on the board of directors of Metromedia International Group from 2010 to 2017; Premier Trailer Leasing, Inc., from 2012 to 2013; and Identifix from 2013 to 2014. Mr. DiGirolamo holds a B.S. degree from Central Michigan University, and an M.B.A. from Eastern Michigan University, and completed the Senior Executive Program at the International Institute for Management Development in Lausanne, Switzerland. He is a member of the Dean’s Leadership Roundtable at Central Michigan University, and a member of the Detroit Opera House board of directors and board of trustees. Mr. DiGirolamo has extensive experience leading complex global businesses and has a broad financial, general management, and board oversight background.

David L. Motley. Mr. Motley has served as Managing Partner with BlueTree Venture Fund, a venture fund focused on early-stage life science and information technology opportunities, since 2012. Mr. Motley also has served as a partner in DDRC 327 NEGL, LLC, a real estate development company, since 2016, and as Chief Executive Officer and President of MCAPS, LLC, a professional services company providing corporate real estate services and information technology capabilities and services, since January 2018. From 2011 to July 2017, Mr. Motley served as Senior Managing Partner of Headwaters SC, a private equity advisory services company. Mr. Motley also serves on the boards of directors of F.N.B. Corporation, a diversified financial services company, Koppers Holdings Inc., an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, and SRI International, an independent nonprofit technology research and development organization. In addition, from January 2021 until January 2023, Mr. Motley served on the board of directors of Deep Lake Capital Acquisition Corp., a blank check company. Mr. Motley is a Cum Laude graduate of the University of Pittsburgh’s Swanson School of Engineering and a

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Distinguished Alumni Awardee, a recognition provided to less than one percent of the graduates. Mr. Motley also holds an M.B.A. from the Harvard Business School. Mr. Motley brings to the Board his extensive executive experience and expertise in ESG related matters and prior experience on boards of directors of public companies.

Lisa Neal-Graves. Ms. Neal-Graves is the Chief Executive Officer of the CU School of Medicine non-profit entity, the Aurora Wellness Community, an innovative collaborative to address the social determinants of health. Before her current role, Ms. Neal-Graves served as the Chief Innovation Officer for the Colorado Attorney General, General Counsel and Chief Marketing Officer of Universal Plasma, LLC, an early-stage antenna technology company, Vice President General Manager of the Cloud Strategic Product Group for Zayo Group, and Corporate Counsel for the CIO at Intel Corp and in various roles of increasing responsibility and impact for the company’s strategic technology and research planning. Ms. Neal-Graves has also served as VP R&D, CTO, SVP/GM, and CIO positions within industry frontrunners such as Unisys, Chase, Deloitte, Lucent, and AT&T. Ms. Neal-Graves is a member of the board of directors of the Company, the vice chair of Rocky Mountain Public Media/PBS, and a board of directors member of Blackstone Entrepreneurial Network Colorado. Ms. Neal-Graves is a graduate of Hampton University, with an undergraduate degree in applied mathematics and computer science. Ms. Neal-Graves also holds a Masters in Computer Science from Michigan State University (with an emphasis in Artificial Intelligence), a Masters of Engineering from the University of Colorado Boulder, and a J.D. from the University of Colorado School of Law. Ms. Neal-Graves’ extensive executive experience in technology-related fields, including semiconductors, and legal background are valuable to the Board.

Shaker Sadasivam. Dr. Sadasivam is the Co-Founder and Chief Executive Officer of Auragent Bioscience, LLC. He also serves as Chair of the Board FTC Solar, Inc., a public company, and serves on the boards of three private companies, Sfara (developer of mobile-based safety and detection technology), Dclimate Inc. (developer of hybrid auxiliary power unit systems for the trucking industry), and Sea Pharmaceuticals, LLC (a neurotherapeutics R&D company advancing potential treatments for Tinnitus & Epilepsy). In 2016, Dr. Sadasivam retired as President and Chief Executive Officer of SunEdison Semiconductor Limited, a leading manufacturer of advanced semiconductors for electronics, a position he held from 2013. From 2009 to 2013, he served as Executive Vice President and President, Semiconductor Materials Business Unit of SunEdison, Inc. (a predecessor to SunEdison Semiconductor Limited, formerly known as MEMC Electronic Materials, Inc.). From 2002 to 2009, Dr. Sadasivam served as Senior Vice President Research and Development of SunEdison, Inc. Dr. Sadasivam holds B.S. and M.S. degrees in Chemical Engineering from the University of Madras and Indian Institute of Technology, an M.B.A. from Washington University’s Olin School of Business, and a Ph.D. in Chemical Engineering from Clarkson University. Dr. Sadasivam brings to the Board his extensive experience related to the semiconductor industry, and insight into areas including operations, product development and engineering management.

Michelle Sterling. Since 2020, Ms. Sterling has engaged in Human Resources consulting. Prior to that, Ms. Sterling was the Executive Vice President and Chief Human Resources Officer at Qualcomm, Inc., a semiconductor, software and services company serving the wireless communications industry, from February 2015 to March 2020; Senior Vice President, Human Resources from September 2007 to January 2015 and served in various capacities at Qualcomm, Inc. from July 1994 to September 2007. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including acquisitions, joint ventures, divestitures, integration, human capital management, and real estate and facilities. Ms. Sterling had direct responsibility for Qualcomm’s Human Resources global employees and served as a member of Qualcomm’s executive committee. Ms. Sterling holds a B.S. in Business Management from the University of Redlands. Ms. Sterling’s broad, global, senior executive leadership experience in industries related to those served by the Company, human capital management leadership experience of a large and diverse global workforce, and experience in mergers & acquisitions brings relevant and valuable experience to the Board.

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MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board met five times in fiscal year 2023. In fiscal year 2023 each director attended at least 75% of the meetings of the Board and the committees on which he or she served (held during the period in which the director served) and actual director attendance at meetings of the Board and committees on which they served (held during the period in which the director served) averaged over 95%.

The Board has four standing committees: Audit; Compensation and Human Capital; Environmental, Social Responsibility, and Governance; and Strategy, Technology, Acquisition and Risk. All Committees have written charters, which are reviewed on an annual basis, and are available on the Company’s website at www.coherent.com/company/investor-relations/governance.

The primary responsibilities of each committee include the following:

Committee	Responsibilities

Audit Committee

–  Oversees the Company’s discharge of its financial reporting obligations and its relationship with the independent auditor and assists the Board in fulfilling its legal and fiduciary responsibility to ensure the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company

–  Oversees the Company’s development of an effective and continuously improving control environment, in concert with the management of the Company, to achieve the Company’s objectives through an appropriate system of risk assessment and internal controls.

–  Oversees the Company’s internal audit function and periodically reviews the responsibilities, resources, functions and performance of the internal audit department

–  Has the sole authority and direct responsibility over the selection, appointment, compensation, retention and replacement of the independent auditors

–  Oversees the Company’s internal audit function and periodically reviews the responsibilities, resources, functions and performance of the internal audit department

–  Pre-approves all audit services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law

–  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding the Company’s financial statements, or the Code of Ethical Business Conduct or other Company-wide policies, including accounting or auditing policies

–  Reviews, approves and oversees any related party transactions and any other potential conflict of interest situations on an ongoing basis and to develop policies and procedures for the Audit Committee’s approval of related party transactions preparing the Audit Committee Report required by the rules of the SEC to be included in the Company’s proxy statement for each annual meeting of stockholders

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Committee	Responsibilities

Compensation and Human Capital

–  Annually reviews and recommends to the Board, for its approval, with the engagement of a compensation consultant, the compensation package for non-employee Board members and any prospective changes

–  Annually reviews and approves all aspects of the CEO’s terms of employment, goals, objectives, and total compensation

–  Annually reviews and approves all aspects of the total compensation of the other executive officers who are subject to Section 16(a) of the Exchange Act, considering recommendations provided by a compensation consultant and the CEO

–  Administer the Company’s compensation-related plans, including its equity-based incentive compensation plans, employee stock purchase plans, and deferred compensation plans

–  Reviews with management the Company’s human capital management strategy and practices, which may include employee engagement; employee safety; diversity, equity and inclusion; and, in coordination with the Environmental, Social Responsibility and Governance Committee, succession planning

–  Reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, recommends that the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement, and produces the Compensation and Human Capital Committee’s report on executive officer compensation required to be included in the Company’s proxy statement or annual report on Form 10-K.

Environmental, Social Responsibility and Governance

–  Oversees the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies, and procedures in the Company’s corporate governance framework, including its Articles of Incorporation and Bylaws

–  Identifies and screens (including through the engagement and use of third-party search firms) individuals qualified to become members of the Board, consistent with established criteria

–  Makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a shareholder vote

–  In coordination with the Compensation and Human Capital Committee, assesses the adequacy of succession planning for management of the Company

–  Facilitates annual self-evaluations of the Board, the Audit Committee, the Compensation and Human Capital Committee, and the Environmental, Social Responsibility and Governance Committee

–  Reviews and approves management’s strategy for discharging the Company’s ESG goals, ensuring that they are in line with the Company’s overall business strategy and that they enable execution through responsible operations

–  Oversees the systems, policies, controls, and procedures that Company management puts in place (i) to identify, mitigate, manage risks and incidents related to cybersecurity; and (ii) to disclose risks and incidents related to cybersecurity

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Committee	Responsibilities

Strategy, Technology, Acquisition and Risk:

–  Reviews the Company’s strategy, structure and operations

–  Oversees the Company’s M&A strategy and reviews potential acquisition and divestiture opportunities

–  Oversees the integration strategy following the completion of acquisitions

–  Oversees the Company’s science and technology portfolio and development activities

–  Reviews the Company’s enterprise risk management program, strategic and operational risks, and risks not overseen by another committee

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES

The Company transferred the listing of its Common Stock to the New York Stock Exchange (the “NYSE”) early in 2023. The rules of the NYSE require that a majority of the Company’s Board be Independent Directors (as defined in the NYSE’s rules). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board must qualify as independent. The Board has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the NYSE’s rules, other than Dr. Mattera. In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, from both the standpoint of the director in his or her individual capacity, and from the standpoint of the director’s family and other affiliations. In addition, the ESG Committee facilitates annual self-evaluations of the Board, the Audit Committee, the Compensation and Human Capital Committee (the “Compensation Committee”), and the ESG Committee in order to determine whether the Board and such Committees are functioning effectively. The Company is in compliance with all applicable governance requirements of the NYSE.

NOMINATION OF CANDIDATES FOR DIRECTOR

The Company considers director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. The Company’s current bylaws describe the procedures by which shareholders may recommend candidates for election to the Board. In general, shareholder nominations must be made in writing, and notice of a nomination must be given to our Secretary no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, before the anniversary date of the previous year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the first anniversary date of the previous year’s annual meeting, the notice must be delivered no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. In addition, a notice of nomination must include information regarding both the nominating shareholder and each director nominee as set forth in the Company’s bylaws, including:

-	Their relationship to each other;
-	Any understanding between them regarding the nomination;
-	The shares owned by the nominating shareholder; and
-	Other information concerning the nominating shareholder and/or each nominee that is required for inclusion in a proxy statement filed with the Securities and Exchange Commission (the “SEC”).

Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing his or her background and qualifications, and a

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written representation and agreement as set forth in the Company’s bylaws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.

The ESG Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board, including those factors set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election to the Board should possess the following qualifications:

-	High personal and professional ethics, integrity, practical wisdom and mature judgment;
-	Broad training and experience in policy-making decisions in business;
-	Expertise that is useful to the Company, and complementary to the background and experience of the other directors;
-	Willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;
-	Commitment to serve on the Board over a period of multiple years in order to develop knowledge about the Company and its operations;
-	Diversity of background (including differences in viewpoint, race, ethnicity, origin, age, gender, sexual orientation, professional experience, education and skill sets);
-	Willingness to represent the best interests of all stakeholders and objectively appraise management performance; and
-	Compliance with the Company’s independence requirements.

Potential candidates are screened and interviewed by a selection committee appointed by the ESG Committee.

The ESG Committee’s practice is to review the skills, experiences, and attributes of individual Board members and candidates given the current make-up of the Board, to ensure that the Board includes individuals who will serve the Company’s strategic and governance needs. We consider all dimensions of diversity in determining what mix of individuals will provide the Board a diverse portfolio of experience, knowledge, talents and perspectives. Candidates are also evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields, as well as a global business perspective and commitment to corporate citizenship. All new directors nominated and elected to the Board since 2019 have been female and/or racially diverse (excluding those selected by Finisar, Bain and Coherent, Inc., in connection with those transactions).

BAIN BOARD NOMINATION RIGHTS

On March 30, 2021, the Company and BCPE Watson (DE) SPV, LP, a Delaware limited partnership and an affiliate of Bain Capital, LP (“BCPE”), entered into an Amended and Restated Investment Agreement (the “Amended and Restated Investment Agreement”). Pursuant to the terms of the Amended and Restated Investment Agreement, BCPE has the right to nominate one designee to our Board for so long as BCPE continues to beneficially own shares of the Company’s Series B Preferred Stock (and/or shares of Common Stock issued upon conversion) that represent at least 25% of the number of shares of Common Stock issued to BCPE on March 30, 2021, and at the closing of the Company’s acquisition of Coherent, Inc. on July 1, 2022, in each case on an as converted basis. BCPE’s designee to our Board is Stephen Pagliuca.

SIZE OF THE BOARD

As provided in the Company’s bylaws, the Board is to be composed of no less than five and no more than fourteen members, with the exact number determined by the Board based on its current composition and requirements. At present, the Board consists of fourteen members.

BOARD LEADERSHIP STRUCTURE

Effective immediately following the 2021 Annual Meeting, the Board appointed Dr. Mattera to be Board Chair. The Board believes that Dr. Mattera’s combined role of Board Chair and CEO is in the best interests of the Company and its shareholders because of his detailed and in-depth knowledge of the issues,

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opportunities and challenges facing the Company, especially in light of the acquisition of Coherent, Inc. in July 2022, and his ability to identify strategic priorities essential to the future success of the Company. The Board believes that this structure is best for the Company at this time because it provides for clear leadership responsibility and accountability, while providing for effective corporate governance and oversight by an independent Board of strong and seasoned directors with an independent Lead Director.

In addition, the Board appointed Mr. DiGirolamo as Lead Independent Director, also effective immediately following the 2021 Annual Meeting. The responsibilities of the Lead Independent Director include the following:

-	Presides at all meetings of the Board at which the Board Chair is not present, including meetings of the independent Directors held in Executive Session;
-	Has the authority to call meetings of the independent Directors;
-	Serves as a liaison between the Board Chair/CEO and the independent Directors;
-	Consults with the Board Chair/CEO on agendas for Board meetings; and
-	Serves as Chair of the ESG Committee.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has overall responsibility for risk management oversight. Elements of risk are overseen by each of our standing committees. Material risks that are identified by a committee are brought to the attention of the full Board.

The Audit Committee oversees financial and general risk management. It receives reports from Company management, internal audit, and other advisors, and provides serious and thoughtful attention to the Company’s risk control processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures to respond to and manage these risks.

The Compensation Committee assesses the appropriateness and competitiveness of the Company’s executive compensation programs and reviews the Company’s compensation policies and practices for employees, including executive and non-executive officers, as they relate to the Company’s risk management practices.

The ESG Committee reviews and assesses cybersecurity risk and each quarter senior Company management provides it with a comprehensive review of cybersecurity matters. The ESG Committee also facilitates annual self-evaluations of the Board, the Audit Committee, the Compensation Committee, and the ESG Committee in order to determine whether the Board and such Committees are functioning effectively.

Operational risks and approaches to risk management are reviewed and assessed by the Strategy, Technology, Acquisition and Risk Committee.

The Board encourages management to promote a corporate culture that understands the importance of risk management and to incorporate it into the corporate strategy and day-to-day operations of the Company. The Company’s risk management approach also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

COMMUNICATION WITH DIRECTORS

Shareholders wishing to communicate with the Board may send written communications addressed to the Lead Independent Director, or to any member of the Board individually, in care of Coherent Corp., Attn: Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received by the Company at this address will be delivered or forwarded to the individual director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward communications received from shareholders that are addressed to the Board to the chair of the Board committee whose function is most closely related to the subject matter of the communication.

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DIRECTOR MANDATORY SERVICE CONCLUSION AND SUCCESSION PLANNING

The Board has instituted a policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, a director must tender a resignation to the ESG Committee, to be effective at the end of the last regularly scheduled Board meeting prior to the director’s 76th birthday. The ESG Committee considers each case and recommends to the Board the action to be taken. The Board in its discretion chooses to accept or reject the resignation. If rejected, the director’s resignation will be deemed to be re-submitted to the ESG Committee annually thereafter, until such time as it is accepted by the Board. The Board has undertaken a succession planning process to proactively address anticipated openings on the Board.

DIRECTOR OWNERSHIP REQUIREMENTS

The Board has a stock ownership program that requires each non-employee director to own shares of Common Stock with a market value of at least five times the annual Board cash retainer (currently $425,000) no later than the third anniversary of the director joining the Board. In the event of non-compliance, the Board will consider measures appropriate to the circumstances. All current directors are required to be in compliance with this requirement, which became effective in July 2022, within five years of its effectiveness. Under the prior program, non-employee directors were required to own shares with a market value of at least $150,000 within three years of joining the Board. All of the non-employee directors who have been directors for at least three years are in compliance with that prior standard, and the Board believes that all non-employee directors are making satisfactory progress towards compliance with the new program. New directors will have five years to achieve the required ownership level of at least five times the annual retainer.

STANDING BOARD LIMITS

Board members are limited to serving on a maximum of four public company boards, including the Board.

CHANGE IN DIRECTOR OCCUPATION

Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially (including retirement), the director must tender a resignation for consideration by the ESG Committee. The ESG Committee then will recommend to the Board the action to be taken with respect to the resignation.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Executive sessions of independent directors are held regularly, with the Lead Independent Director presiding.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are expected to attend the Annual Meeting, in person or remotely. All directors attended last year’s Annual Meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has approved and adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to everyone in the Company and its subsidiaries, including the Board. The Code of Conduct also applies to contractors, consultants, temporary workers, suppliers, and other third parties. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct.

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Employees are required and encouraged to report suspected violations of our Code of Conduct. Reports are forwarded for review by the Audit Committee.

COMPANY POLICY REGARDING EMPLOYEE, OFFICER, AND DIRECTOR HEDGING

The Company’s insider trading policy prohibits the Company’s directors and executive officers, as well as any other employee of the Company who possesses material, non-public information about the Company, from engaging in hedging transactions. The policy does not specifically define hedging transactions, but they are intended to include the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that are intended to hedge or offset any decrease in the market value of Company securities held by the individual.

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s policies and procedures regarding related party transactions are included in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines require that all Company directors, officers and employees refrain from activities that might involve a conflict of interest. Before making an investment, accepting a position or benefit, participating in a transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest, a full disclosure of all relevant facts and circumstances must be made, and the Audit Committee’s written approval obtained. The Audit Committee reviews and approves any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis. Waivers of actual or potential conflicts of interest for any of the Company’s executive officers or directors may be granted only by the Board. Only those matters that are determined by the Board not to be in conflict with the best interests of the Company may be approved.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board. In setting director compensation, the Company consults with its independent compensation advisor, Aon, and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.

The director compensation program is periodically (generally every other year) reviewed by the Compensation Committee, with the help of Aon, to ensure that the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies. The comparable companies used are the same as those used for the Company’s named executive officers (the “Comparator Group”) and are listed in the “Compensation Discussion and Analysis” section of this proxy statement.

The components of our director compensation program for fiscal year 2023 are disclosed below. The Board is compensated based on a role-based compensation program, not on the number of meetings attended. The Compensation Committee strives to set director compensation at levels that are competitive with our Comparator Group. Typically, the overall compensation level of the Company’s directors ranges between the upper end of the second quartile and the lower end of the third quartile of the Comparator Group.

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DIRECTOR COMPENSATION FOR FISCAL YEAR 2023

DIRECTOR CASH COMPENSATION

	Annual Retainer
Compensation Item	Member	Chair(1)

Full Board Membership	$85,000	$145,000

Lead Independent Director	35,000	—

Audit Committee	15,000	29,000

Compensation Committee	10,000	20,000

ESG Committee	10,000	20,000

STAR Committee	10,000	20,000

(1)	Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members. Employee director does not receive compensation.

DIRECTOR EQUITY PROGRAM

In addition to the cash compensation outlined above, directors receive annual equity awards. In setting the total dollar value of the equity awards, the Board takes into account cash compensation, limits in the Company’s equity plan governing documents, recommendations of the Compensation Committee and its independent compensation advisor, and Comparator Group practices. For fiscal year 2023, the Company determined the number of restricted stock units awarded by dividing the dollar value of the grant by the closing stock price on the grant date, subject to rounding. For fiscal year 2023, the nominal value of the annual equity award for full-year directors was $200,000. Restricted stock unit awards granted to directors generally vest in one year. They do not automatically vest upon a director’s departure from the Board. The Compensation Committee may recommend, and the Board may in its sole judgment approve, vesting of a restricted stock unit award upon a director’s departure from the Board if the departing director is found to be in good standing at the time of departure.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2023

Non-Employee Director	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)

Joseph J. Corasanti	$159,333	$200,036	$359,369

Enrico DiGirolamo	202,500	200,036	402,536

Michael L. Dreyer	124,500	200,036	324,536

Patricia Hatter	110,833	200,036	310,869

Francis J. Kramer(4)	0	200,036	200,036

Lisa Neal-Graves	121,667	200,036	321,703

David L. Motley	110,833	200,036	310,869

Stephen Pagliuca	110,833	200,036	310,869

Shaker Sadasivam	153,667	200,036	353,703

Stephen A. Skaggs(5)	140,333	232,415	372,748

Sandeep Vij(5)	140,500	232,415	372,915

Howard H. Xia	144,500	200,036	344,536
(1)

Amounts reflect fees actually paid during fiscal year 2023. In fiscal year 2023, the Board changed the compensation period of the annual retainers from the year beginning on the date of the Annual Meeting, to the calendar year. As a result, amounts paid for fiscal year 2023 include a pro rata payment for the period from the date of the Annual Meeting to the end of calendar year 2022, plus a full retainer for calendar year 2023.

(2)	At the invitation of the CEO, directors may attend segment level operations reviews and receive up to $2,000 per meeting.

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(3)

Represents the aggregate grant date fair value of restricted stock units issued to the non-employee directors under the Amended and Restated 2018 Omnibus Incentive Plan (rounded up to the nearest whole share), computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures). The fair value of restricted stock units was computed based on the closing price of the Common Stock on August 26, 2022.

(4)	Mr. Kramer did not stand for re-election when his term ended on November 16, 2022.
(5)

For fiscal year 2023, Mr. Skaggs and Mr. Vij, who joined the Board on July 1, 2022, received pro rata cash retainers for the remainder of calendar year 2022 and a pro rata equity grant for the period between their start date and the annual equity grant date, in addition to a full grant on the equity grant date.

DIRECTOR EQUITY AWARDS OUTSTANDING

The following table sets forth the aggregate number of restricted stock units, and the number of shares that underlie exercisable stock options, that were held by the individuals who served as non-employee directors as of June 30, 2023, including options exercisable within 60 days after June 30, 2023.

Non-Employee Director	Restricted Stock Units (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)

Joseph J. Corasanti	7,230	45,182	45,182

Enrico DiGirolamo	7,230	3,911	3,911

Michael L. Dreyer	7,230	6,000	4,500

Patricia Hatter	7,230	5,812	5,812

David L. Motley	5,951	—	—

Lisa Neal-Graves	5,496	—	—

Stephen Pagliuca	6,302	—	—

Shaker Sadasivam	7,230	24,772	24,772

Stephen A. Skaggs	4,479	—	—

Sandeep Vij	4,479	—	—

Howard H. Xia	7,230	45,182	45,182

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock as of August 31, 2023. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by shareholder in their respective filings with the SEC.

Name and Address	Number of Shares of Common Stock	Percent of Common Stock(1)

Dodge & Cox(2)	19,056,449	12.6%

555 California Street, 40th Floor
San Francisco, CA 94104

Bain Capital Investors, LLC(3)	18,213,777	12.0%

200 Clarendon Street

BlackRock, Inc.(4)	12,536,816	8.3%

55 East 52nd Street
New York, NY 10055

The Vanguard Group(5)	11,839,496	7.8%

100 Vanguard Boulevard

Malvern, PA 19355

(1)	There were 151,321,868 shares of our Common Stock outstanding as of August 31, 2023.
(2)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023. Dodge & Cox reported sole voting power over 18,015,799 shares of Common Stock and sole dispositive power over 19,056,449 shares of Common Stock.

(3)

Based solely on a Schedule 13D filed with the SEC on July 11, 2022. BCPE Watson (DE) BML, LP (“BML”) reported shared voting power over 18,213,777 shares of Common Stock and shared dispositive power over 18,213,777 shares of Common Stock. BCPE Watson (DE) ORML, LP (“ORML”) reported shared voting power over 7,647,058 shares of Common Stock and shared dispositive power over 7,647,058 shares of Common Stock. Bain Capital Investors, LLC. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the manager of Bain Capital Partners XII, LLC, a Cayman Islands limited liability company (“Partners XII”), which is the general partner of Bain Capital Fund XII, L.P., a Cayman Islands exempted limited partnership (“Fund XII”). Fund XII is the sole member of BCPE Watson (DE) Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”), which is the general partner of BCPE Watson (DE) Aggregator, LP, a Delaware limited partnership (“Aggregator”). Aggregator is the sole member of each of (i) BCPE Watson (DE) BML GP, LLC, a Delaware limited liability company (“BML GP”), which is the general partner of BML, and (ii) BCPE Watson (DE) ORML GP, LLC, a Delaware limited liability company (“ORML GP”), which is the general partner of ORML. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BML and ORML. Voting and investment decisions with respect to securities held are made by the managing directors of BCI.

(4)

Based solely on a Schedule 13G filed with the SEC on January 27, 2023, BlackRock, Inc., reported sole voting power over 12,233,373 shares of Common Stock and sole dispositive power over 12,536,816 shares of Common Stock. As reported in the Schedule 13G, certain shares reported by BlackRock, Inc., are owned by various subsidiaries of BlackRock, Inc.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group, Inc., reported shared voting power over 64,395 shares, sole dispositive power over 11,656,821 shares, and shared dispositive power over 182,675 shares of Common Stock.

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STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

The following table shows the number of shares of Common Stock beneficially owned by all directors, our named executive officers, and all of our directors and executive officers as a group, as of August 31, 2023. The beneficial ownership reflected in this table includes shares that could have been acquired within 60 days of that date through the exercise of stock options or vesting of restricted stock units. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.

	Beneficial Ownership of Common Stock(11)

	Shares	Percent

Joseph J. Corasanti(1)(4)	128,630		*

Enrico DiGirolamo(1)(4)	16,354		*

Michael L. Dreyer(1)(3)(4)	30,928		*

Patricia Hatter(1)(4)	17,926		*

Vincent D. Mattera, Jr.(1)(2)(3)(4)(5)	925,348		*

David L. Motley(4)	14,452		*

Lisa Neal-Graves(4)	4,675		*

Steven Pagliuca(4)(6)	6,651		*

Shaker Sadasivam(1)(4)	58,720		*

Stephen A. Skaggs(4)	17,274		*

Sandeep Vij(4)(7)	13,633		*

Howard H. Xia(1)(4)	83,735		*

Giovanni Barbarossa(1)(4)	203,532		*

Walter R. Bashaw II(1)(4)(8)	121,768		*

Mary Jane Raymond(1)(4)(9)	197,286		*

Mark S. Sobey(4)(10)	149,113		*

All Executive Officers and Directors as a Group (18 persons)(1)(2)(3)(4)(5)(6)(7)(8)	1,930,546	1.3%
*	Less than 1%
(1)

Includes shares underlying the following amounts of stock options that are exercisable within 60 days of August 31, 2023: 45,182 options exercisable by Mr. Corasanti; 3,911 options exercisable by Mr. DiGirolamo; 4,500 options exercisable by Mr. Dreyer; 5,812 options exercisable by Ms. Hatter; 286,372 options exercisable by Dr. Mattera; 24,772 options exercisable by Dr. Sadasivam; 45,182 options exercisable by Dr. Xia; 59,480 options exercisable by Dr. Barbarossa; 63,500 options exercisable by Mr. Bashaw; 88,288 options exercisable by Ms. Raymond; and 654,350 options exercisable by all executive officers and directors as a group.

(2)	Includes 227,237 shares issuable in connection with restricted stock units held by Dr. Mattera that may vest within 60 days of August 31, 2023.
(3)

This figure does not include shares underlying the following amounts of stock options that are not exercisable within 60 days of August 31, 2023: 1,500 options held by Mr. Dreyer; 24,484 options held by Dr. Mattera; and 30,887 options held by all executive officers and directors as a group.

(4)

This figure does not include shares issuable in connection with restricted stock units that will not vest within 60 days of August 31, 2023. The number of such restricted stock units held by Mr. Corasanti is 6,363; Mr. DiGirolamo is 6,363; Mr. Dreyer is 6,363; Ms. Hatter is 6,363; Dr. Mattera is 40,708; Mr. Motley is 6,363; Ms. Neal-Graves is 6,956; Mr. Pagliuca is 6,714; Dr. Sadasivam is 6,363, Mr. Skaggs is 5,731, Mr. Vij is 5,731; Dr. Xia is 6,363; Dr. Barbarossa is 75,197; Mr. Bashaw is 67,871; Ms. Raymond is 41,114; Dr. Sobey is 36,928; and all executive officers and directors as a group is 385,550.

(5)	Includes 21,135 shares held on behalf of Dr. Mattera in the Coherent Corp. Nonqualified Deferred Compensation Plan.
(6)	Excludes any shares issuable upon conversion of the Series B Preferred Stock held by affiliates of Bain Capital, LP, of which Mr. Pagliuca is a senior advisor.
(7)	Includes 8,792 shares held by the Vij Family 2001 Trust.
(8)	Includes 1,480 shares held by Mr. Bashaw’s spouse and children, as to which Mr. Bashaw disclaims beneficial ownership.
(9)	Ms. Raymond concluded her services as our Chief Financial Officer and Treasurer on September 29, 2023.
(10)	Dr. Sobey ceased to be an executive officer of the Company effective July 1, 2023, and retired from the Company effective September 1, 2023.

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(11)

There were 151,321,868 shares of our common stock outstanding as of August 31, 2023. In accordance with SEC rules and regulations, in computing the percentage ownership for each individual, any shares which that individual had the right to acquire within 60 days, and shares underlying restricted stock units, are deemed to be outstanding. However, shares which any other person had the right to acquire within 60 days, and restricted stock units held by other persons, are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership may differ for each individual.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of August 31, 2023.

Name	Age	Position

Vincent D. Mattera, Jr.	67	Chief Executive Officer; Director

Mary Jane Raymond	63	Chief Financial Officer and Treasurer

Walter R. Bashaw II	58	President

Giovanni Barbarossa	62	Chief Strategy Officer and President, Materials Segment

Ronald Basso	64	Chief Legal and Compliance Officer and Secretary

Julie S. Eng	56	Chief Technology Officer

Christopher Koeppen	52	Chief Innovation Officer

Biographical information for VINCENT D. MATTERA, JR. may be found in the “DIRECTORS” section of this proxy statement.

MARY JANE RAYMOND was our Chief Financial Officer and Treasurer of the Company from March 2014 to September 29, 2023. She currently is a senior advisor to the Chief Executive Officer. Previously, Ms. Raymond was Executive Vice President and Chief Financial Officer of Hudson Global, Inc., from 2005 to 2013. Ms. Raymond was the Chief Risk Officer and Vice President and Corporate Controller at Dun and Bradstreet, Inc., from 2002 to 2005. In addition, she was the Vice President, Merger Integration, at Lucent Technologies, Inc., from 1997 to 2002, and held several management positions at Cummins Engine Company from 1988 to 1997. In 2019 Ms. Raymond was named to the Board of Directors and Audit Committee of Veeco, Inc. Ms. Raymond holds a B.A. degree in Public Management from St. Joseph’s University, and an M.B.A. from Stanford University.

WALTER R. BASHAW II joined the Company in 2018 and has been President of the company since July 2019. Mr. Bashaw previously served as Vice President of Strategy. In this role, he was primarily responsible for the company’s M&A and integration work. Prior to joining the Company, Mr. Bashaw was a senior partner at the law firm of Sherrard, German & Kelly, P.C. in Pittsburgh, Pennsylvania, where his areas of expertise were corporate law, mergers and acquisitions, and technology planning. Mr. Bashaw holds a J.D. from the University of Pittsburgh School of Law, from which he graduated cum laude and at which he was the editor-in-chief of the University of Pittsburgh Journal of Law and Commerce. He holds a B.S. in Logistics from the Pennsylvania State University.

GIOVANNI BARBAROSSA joined the Company in 2012 and has been the Chief Strategy Officer of the company and the President of the Materials Segment since 2019. Previously, he was the Chief Technology Officer of the company and the President of the Laser Solutions Segment. Dr. Barbarossa was employed at Avanex Corporation from 2000 through 2009, serving in various executive positions in product development and general management, ultimately serving as the President and Chief Executive Officer. When Avanex merged with Bookham Technology, forming Oclaro, Dr. Barbarossa became a member of the Board of Directors of Oclaro and served as such from 2009 to 2012. Previously, he had management responsibilities at British Telecom, AT&T Bell Labs, Lucent Technologies, and Hewlett-Packard. Dr. Barbarossa graduated from the University of Bari, Italy, with a B.S. in Electrical Engineering, and has a Ph.D. in Photonics from the University of Glasgow, U.K.

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RONALD BASSO joined the Company in 2019 as Vice President, Corporate Development, and was named Chief Legal and Compliance Officer and Corporate Secretary in March 2022. Previously, Mr. Basso was the Executive Vice President of Business Development, General Counsel & Secretary for Black Box Corp. for six years. Before that, his 28-year career at Buchanan Ingersoll & Rooney PC involved significant client engagements on corporate, governance, securities, capital markets transactions, M&A, and executive compensation matters. He served on the II-VI IPO team in 1987 and as the Company’s SEC counsel for 25 years until he joined Black Box. Mr. Basso holds a bachelor’s degree (summa cum laude) in Economics and a Juris Doctor degree (Order of the Coif) from the University of Pittsburgh.

JULIE S. ENG was appointed Chief Technology Officer of the Company in October 2022. Prior to becoming CTO, Dr. Eng, 56, served as Senior Vice President and General Manager of the Company’s Optoelectronic Devices and Modules Business Unit. Dr. Eng joined the Company in 2019 with the acquisition of Finisar, where she held various senior management positions, including Executive Vice President and General Manager of 3D Sensing, and Executive Vice President of Datacom Engineering. Dr. Eng spent over 25 years in the optoelectronics and optical communications industries, including roles at AT&T, Lucent, and Agere. Dr. Eng received her PhD and M.S. in electrical Engineering from Stanford, and an M.S. and B.A. from Bryn Mawr College (summa cum laude) and a B.S., with honors from the California Institute of Technology (Caltech).

CHRISTOPHER KOEPPEN joined the Company in 2011 via the acquisition of Aegis Lightwave, Inc., where he served as General Manager, Aegis-NJ. He was named General Manager of the Agile Network Products Division in 2012 and Director of Corporate Strategic Technology Planning in 2015. He then served as Vice President of the Industrial Laser Group and Corporate Strategic Technology Planning from 2017 until his appointment as Chief Technology Officer in 2019. In October 2022, Dr. Koeppen was appointed Chief Innovation Officer of the Company. Previously, Dr. Koeppen was co-founder and CEO of CardinalPoint Optics, prior to its acquisition by Aegis Lightwave. He has more than two decades of progressively increasing general and technology management experience in high-tech companies, including at Meriton Networks, Mahi Networks, Photuris, and Lucent Technologies. Dr. Koeppen holds a Ph.D. in Physics from the University of Pennsylvania, where he was an AT&T Bell Laboratories Scholar, and B.S. degrees in Physics and Mathematics from the Pennsylvania State University.

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NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S 2023 NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs for fiscal year 2023, as disclosed in this proxy statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2023, as disclosed in this proxy statement. At the Company’s 2017 Annual Meeting of Shareholders, shareholders voted to hold an annual advisory vote to approve executive compensation. In Proposal 3, we ask our shareholders to recommend on an advisory basis how frequently we should provide future advisory “Say on Pay” votes.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that we have created a pay-for-performance executive compensation program that is linked to our strategy and the drivers of long-term shareholder value, helps us attract and retain executive talent, and aligns the long-term interests of our executives and shareholders.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table, and the related compensation tables and narratives of this proxy statement. This information provides detailed information regarding our executive compensation philosophy, program, policies and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to respond to investor questions during meetings occurring throughout the year.

The Board requests shareholders to vote to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Coherent Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S 2023 NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY SHAREHOLDER VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 3)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection (the “Dodd-Frank Act”), we are asking shareholders to vote on whether future advisory votes on our named executive officers’ compensation should occur every year, every two years, or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal. The choice that receives the highest number of affirmative votes will be deemed the recommendation of the shareholders if no frequency receives the affirmative vote of a majority of the shares entitled to vote that are cast in person or represented by proxy at the Annual Meeting. We are required to hold a non-binding advisory vote such as is presented in this proposal at least once every six years. We most recently held such a vote at the Annual Meeting of Shareholders in 2017.

After careful consideration, the Board of Directors believes that submitting the non-binding advisory vote on executive compensation on an annual basis is appropriate for the Company and its shareholders at this time. We view the non-binding advisory vote on the compensation of our named executive officers as an additional, but not the only, opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs.

This advisory vote on the frequency of future advisory votes on the Company’s executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our compensation programs. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION EVERY ONE YEAR.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2023 COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

The purpose of this Compensation Discussion and Analysis (“CD&A”) section of our proxy statement is to provide an overview of our executive compensation program, including the objectives of the program and the decisions we made with respect to each element of our executive compensation program.

The fiscal year 2023 Named Executive Officers (“NEO’s”) are listed below.

Name	Position

Vincent D. Mattera, Jr.	Chief Executive Officer; Director

Mary Jane Raymond(1)	Chief Financial Officer and Treasurer

Walter R. Bashaw II	President

Giovanni Barbarossa	Chief Strategy Officer and President, Materials

Mark S. Sobey(2)	Former President, Lasers
(1)	Ms. Raymond concluded her services as our Chief Financial Officer and Treasurer on September 29, 2023.
(2)	Dr. Sobey resigned as President of the Lasers Segment effective July 1, 2023, and retired as an employee of the Company on September 1, 2023.

This CD&A is organized as follows:

1.	Executive Summary
2.	Compensation Philosophy and Objectives
3.	Executive Compensation Process
4.	Elements of Executive Compensation
5.	Fiscal Year 2023 Executive Compensation
6.	Additional Information

EXECUTIVE SUMMARY

Key Aspects of Fiscal Year 2023 Executive Compensation — Strong and Growing Emphasis on Performance

Majority of CEO Compensation is Performance-Based and Variable/At-Risk

In fiscal 2023, for our CEO, 50% of target total compensation was performance based and 91% was variable and at risk. Further, in the first quarter of fiscal 2024, the Compensation Committee, with the assistance of its independent compensation consultant, augmented the performance nature of the LTI awards by increasing the proportion delivered in PSUs to 60% for the CEO and 45% for other NEOs.

The PSUs granted in fiscal 2023 are based 100% on cumulative rTSR over a 3-year period as compared to the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index. The payout curve provides for target PSU shares to be earned at 50th percentile cumulative TSR. No shares are earned if TSR is negative or if TSR is 40% or more below the 50th percentile.

We consider compensation “at-risk” if it is dependent upon stock price appreciation or value, as in our long-term equity incentive program, or if it is subject to achievement of rigorous pre-set, objective strategic, business or operational goals, such as in our GRIP and BIP annual cash incentive programs. This high level of “at risk” compensation for our CEO in 2023 emphasizes our pay for performance philosophy. We seek to maximize the alignment between stockholder results and executive compensation by emphasizing variable pay tied to performance, with the majority of the compensation opportunity for our CEO in 2023 based on long-term equity incentives.

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Additionally, for fiscal 2023 the performance-based metrics that were a part of our annual cash and long-term incentive programs further enhanced the link between pay and performance for the CEO and our other NEOs. Our annual cash incentive programs rewarded executives for performance based on the Company’s achievement of key operating goals. For fiscal 2023, the GRIP and BIP programs were tied to revenue, net income, and business operating profit goals. And the PSUs earned in fiscal 2023 (awarded in fiscal 2021 with the 3-year performance period ending June 30, 2023) were based 50% on 3-year cumulative rTSR compared to the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index 50th percentile and 50% on achieving a 3-year cash flow from operations target.

The goals under all of our performance-based plans were very rigorous resulting in 0% payout under the GRIP, 0% payout under the rTSR portion of the PSUs, a partial payout under the BIP and a partial payout under the cash flow from operations portion of the PSUs, collectively demonstrating a strong emphasis on pay for performance.

Company Performance. Fiscal 2023 was the first year operating as a combined company with our acquisition of Coherent, Inc. closing on July 1, 2022. As a result of the acquisition, Coherent is a global leader in materials, networking, and lasers for the industrial, communications, electronics, and instrumentation markets operating in more than 20 countries around the world. We are market innovators defining the future through breakthrough technologies, from materials to systems that fuel market megatrends while pursuing our mission of enabling the world to be safer, healthier, closer, and more efficient.

Fiscal 2023 highlights include:

•	Revenue. $5.160 billion.
•	Operating Cash Flow. $634 million.
•	Debt Reduction: We paid down $608 million of our outstanding debt.
•	Backlog of $2.7 billion.
•	Acquisition synergy capture on track.
•	Restructuring: To realign our cost structure as we transform to a simpler, more efficient, resilient and sustainable business model.

Our recent results continue to reinforce our confidence in our mission, vision, strategic imperatives, and outlook for the future of Coherent. In our fourth quarter of fiscal 2023, we delivered solid revenue and EPS, validating our diversification strategy in the face of continuing post-pandemic inventory digestion and macroeconomic weakness. Macroeconomic headwinds and uncertainty continue to affect nearly all our end markets and restrain our near-term growth and visibility. The notable exception is Datacom, which enjoyed a strong increase in demand due to the rapid rise of Artificial Intelligence and Machine Learning (AI/ML).

Fiscal Year 2023 Compensation Outcomes: Strong Pay for Performance Alignment

Our fiscal year 2023 financial performance was challenged by unfavorable product mix and under-utilization due to the sudden decline of revenues in the second half of the fiscal year. The following results of our annual and long-term incentive compensation programs reflect strong alignment between pay and performance:

-	Bonus Incentive Program (“BIP”) — As a result of reduced bonus operating profit, the BIP (targeted at 8% of base salary) paid out at 70.5% of target (approximately 6% of base salary).
-	Goals Results Incentive Program (“GRIP”) — As a result of below target net income, the larger opportunity GRIP paid out at 0%.
-

Performance Share Units (“PSUs”) — As a result of total shareholder return performance relative to the S&P Composite 1500 – Electronic Equipment, Instruments & Components Index 50th percentile over the three-year measurement period (July 1, 2020 — June 30, 2023), the fiscal year 2020 PSUs paid out at 0% of target.

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-

Performance Share Units (“PSUs”) — A PSU was granted in FY2020 tied to an Operating Cash Flow metric. Target payout for the three-year period cliff vesting was $1,792M in Operating Cash Flow. Actual results for the three-year period were $1,692M which equates to a 94.4% performance or 86.03% payout.

Say-on-Pay Vote and Shareholder Outreach

At the 2022 Annual Meeting, the Company’s advisory vote on executive compensation received over 95% approval from the total number of votes cast. This level of support was viewed by the Compensation Committee as an indication that no significant changes to our executive compensation programs were required. The Compensation Committee will continue to consider shareholder input, including the advisory Say-on-Pay vote, as it considers the design of our executive compensation programs in the future.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We have a pay-for-performance compensation program that is linked to our strategy and the drivers of long-term shareholder value. Our compensation philosophy is centered around the following elements:

•	Align pay with performance;
•	Attract and retain executive talent; and
•	Drive shareholder value creation by aligning the long-term interests of our executives and shareholders.

Our executive compensation philosophy is reviewed annually by the Compensation Committee to maintain alignment of our strategic priorities, corporate values, shareholder value and peer group practices, and includes many best practices, as highlighted below.

What we do:	What we do not do:

  Pay for performance

  Provide maximum payout caps under incentive plans

  Conduct annual reviews, including validation of our peer group

  Double-trigger equity vesting following a change in control

  Stock ownership guidelines and holding requirements

  Clawback policy

  Fully independent Compensation Committee

  Utilize an independent compensation consultant

   No hedging or pledging of the Company’s shares

   Limited perquisites

   No excise tax gross-ups for severance pay

   No discounting or repricing of stock options without shareholder approval

   We do not encourage excessive risk-taking in compensation practices

EXECUTIVE COMPENSATION PROCESS

Compensation Setting Processes

Our Board has delegated to the Compensation Committee the responsibility of administering executive compensation and benefit programs, policies and practices. The Compensation Committee is composed entirely of individuals who are independent Directors under the independence standards of NYSE and the SEC. The performance of the management team is reviewed relative to performance measures, and

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compensation levels for our NEOs are reviewed and approved on an annual basis. Our compensation setting process for NEOs consists of the following:

•	Meetings — The Compensation Committee meets at least quarterly, and more often as needed, including several meetings at fiscal year-end to determine appropriate executive compensation.
•

Compensation Philosophy — Consider relevant market pay practices when setting executive compensation, including the median range for Total Direct Compensation (“TDC”) for similar roles in the Comparator Group. No formal benchmarking of NEO compensation at the competitive median; rather, market pay practices are used as a reference point and one input in Compensation Committee decision-making. Target TDC for the NEOs varies above or below the median range depending on the individual’s role, experience, and other factors. The Compensation Committee’s goal is to balance market alignment with the Company’s performance to allow the Company to recruit, motivate, and retain high caliber talent. The Compensation Committee recommends to the full Board, based on its judgment, current market practices, compensation data from the Comparator Group, compensation data from the independent compensation advisor, and each NEO’s contributions to the Company, target TDC and actual payouts at year-end for each NEO.

•	Independent Compensation Advisor — The Compensation Committee engages an independent compensation advisor to assist the Compensation Committee in setting executive compensation.
•	Market data — The Compensation Committee reviews external market data from peer companies provided by independent compensation advisor.
•	Shareholder Feedback — The Compensation Committee considers shareholder feedback on say-on-pay and compensation topics.
•	Five Year and Annual Planning Process — The Board approves the Company five-year plan and annual operating budget prior to establishing annual NEO compensation performance metrics.
•

Performance Metrics — The Compensation Committee establishes annual performance metrics in support of strategic priorities and in alignment with the compensation philosophy, annual budget and long-range plan.

•	Assessment of Performance — The Compensation Committee assesses overall Company and individual performance and progress toward overall strategic priorities.
•

Payouts — The Compensation Committee approves year-end results for compensation plans and approve NEO compensation for the completed fiscal year, and recommends, for Board approval, grants and target compensation for the current fiscal year.

For fiscal year 2023 the Compensation Committee engaged Aon as its independent compensation consultant. Aon reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Aon at the Company’s expense. The Compensation Committee selected Aon as its consultant because of the firm’s expertise and experience.

The Compensation Committee has worked with Aon to: (i) assess our executive compensation objectives and components; (ii) review considerations, market practices, and trends related to short-term annual incentive plans and long-term equity and other incentive plans; (iii) collect comparative compensation levels for each of our executive officer positions, as needed; and (iv) review our compensation strategy.

While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent.

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Development of the Comparator Group

Our Comparator Group was constructed by the Compensation Committee with assistance from Aon, and includes companies we compete with for investor capital, talent, and market share. Because the Company provides a wide range of products serving multiple end markets, the Compensation Committee believes that it is important to consider peers across the Electronic Components business sector.

The Comparator Group for fiscal year 2023, which was established in July 2022 shortly after the Coherent, Inc. transaction, consisted of 23 manufacturing companies in the Electronics Components business sector and generally with revenues and market capitalization within the range of 0.3 to 3 times the Company’s revenues and market capitalization, with greater emphasis on revenue. The Compensation Committee also considered companies with a similar global footprint, number of employees and executive officer functions that are generally comparable to ours in terms of complexity and scope of responsibilities.

Fiscal Year 2023 Comparator Group

AMETEK, Inc.	Keysight Technologies, Inc.	Rockwell Automation, Inc.

Arista Networks, Inc.	KLA Corporation	Skyworks Solutions, Inc.

Ciena Corporation	L3Harris Technologies, Inc.	Teledyne Technologies

Corning Incorporated	Littelfuse	Teredyne

Eaton Corporation plc	Lumentum Holdings, Inc.	Trimble Inc.

Entegris, Inc.	MKS Instruments, Inc.	Wolfspeed, Inc.

Illinois Tool Works Inc.	ON Semiconductor Corporation	Zebra Technologies Corporation

IPG Photonics Corporation	Qorvo, Inc.

The following table summarizes our scale relative to our peer group. Financial data reflect fiscal year-end data available as of September 15, 2023.

	Fiscal 2023 Peer Group Comparison
	Revenues ($M)	Market Cap ($M)
75th Percentile	$8,043.3	$31,612.3
50th Percentile	$5,420.0	$13,681.2
25th Percentile	$3,414.5	$8,461.5
Coherent	$5,160.1	$7,105.5
Percentile Rank	49%	23%
(1)	All dollar amounts in millions.
(2)	Data source: S&P Capital IQ.

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ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program combines both fixed and variable elements of compensation focusing on both annual and long-term incentives. The following charts show target TDC for fiscal year 2023 (excluding the special, one-time “integration RSUs” discussed below). As discussed below, the percentage of long-term incentive awards that are performance-based has increased for Fiscal Year 2024 to better align with our shareholders.

CEO COMPENSATION MIX	AVERAGE NEO COMPENSATION MIX

The following chart summarizes the key elements of TDC for our NEOs for fiscal year 2023.

Element	Description	Key Measures

Base Salary	Market-competitive fixed pay reflective of an NEO’s role, responsibilities, and individual performance.	Comparator Group benchmarking

Bonus Incentive Program— Short-Term Cash Incentive	Broadly applied, annual, at-risk incentive designed to align management incentives with Company profitability targets.	Performance-based financial metrics based on fiscal year 2023 “bonus operating profit.”

Goals Results Incentive Program—Short-Term Cash Incentive	Management-based annual, at-risk incentive designed to align management incentives with key financial metrics driving the execution of our strategy	Performance-based financial metrics based on fiscal year 2023 revenue and net income targets.

Equity-Based Awards—Time Based Long-Term Incentive	Time-based equity awards that provide incentive to focus on long-term growth and financial success, to balance short-term and long-term performance, and to align executive and shareholder interests.	60% awarded as time-vesting RSUs

Equity-Based Awards—Performance Based Long-Term Incentive	Performance-based equity awards that provide incentive to focus on long-term growth and financial success, to balance short-term and long-term performance, and to align executive and shareholder interests.	40% awarded as PSUs with a single relative total shareholder return (“rTSR”) metric for a three-year performance period

Equity-Based Special Award—Time Based Integration RSUs	Time-based equity incentive award to incentivize key executive management to enable a seamless integration of Coherent, Inc.	Time-based award

FISCAL YEAR 2023 EXECUTIVE COMPENSATION

Base Salary

The Compensation Committee annually reviews NEO base salaries. Dr. Mattera entered into a new employment agreement with the Company in August 2022 that adjusted his TDC opportunity to reflect the newly increased size and complexity of the Company following the closing of the Coherent, Inc. transaction and the related updates to the appropriate Comparator Group. The updated employment agreement

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included an increased rate of base salary for Dr. Mattera consistent with the overall change in TDC. A similar adjustment was made to Dr. Barbarossa’s rate of base salary for fiscal year 2023 in connection with the Coherent, Inc. transaction.

For the other NEOs, the Compensation Committee recommended, and the Board approved annual increases in base salary to reflect the size and complexity of the Company following the closing of the Coherent, Inc. transaction, based on its assessment of current market data for similar positions in the Comparator Group and individual performance. The Compensation Committee’s approval was then reviewed and approved by the Board. The increases in NEO base salaries for fiscal year 2023 that appear in the chart below reflect these adjustments. The Compensation Committee does not expect that annual base salary increases in the future will be similar in degree, absent other circumstances.

NEO	Fiscal Year 2023 Base Salary	Fiscal Year 2022 Base Salary	Percentage Increase

Vincent D. Mattera, Jr.	$1,125,000	$980,000	14.80

Mary Jane Raymond	625,000	550,000	13.64

Walter R. Bashaw II	575,000	515,000	11.65

Giovanni Barbarossa	635,000	540,000	17.59

Mark Sobey(1)	600,000	—	—
(1)	Mark Sobey was not an NEO before fiscal year 2023.

Short-Term Incentives

We provided our NEOs with annual cash incentive award opportunities for fiscal year 2023 under two programs: (1) Bonus Incentive Program, and (2) Goals Results Incentive Program. Actual payouts under these programs for fiscal year 2023 are included under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Bonus Incentive Program. The Bonus Incentive Program (“BIP”) is a broadly applied bonus program that has been successfully used by the Company throughout most of its history to tie the interests of our employees to the operating earnings of the Company. The BIP encourages a Company-wide focus on operating income, which we believe is a major driver of shareholder value. BIP target opportunities are 8% of base salary. Mr. Sobey was not eligible for the BIP. The performance metric for BIP is bonus operating profit (“BOP”). BOP is operating income, without the impact of cash and equity-based variable compensation. The BOP target is set based on an assumed level of BOP and qualified wages, and payouts are increased or decreased based on the combination of BOP and qualified wages (a component of operating expense) as compared to targets. If qualified wages are less than target, the BIP payout per participant will be higher, assuming targeted BOP is attained. For fiscal year 2023, lower than budgeted BOP translated to a payout of 70.51% of target.

The BOP target and adjusted results for fiscal year 2023 were:

BIP (in millions)	Target BOP	Actual Performance	Approved Adjustments	Adjusted BOP

Bonus Operating Profit	$1,001.2	$172.1	$464.5	$636.6

Based on these results, the fiscal year 2023 BIP was earned at 70.51% of target.

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The NEO BIP payouts for fiscal year 2023 were:

NEO	Target	BIP

Vincent D. Mattera, Jr.	$90,000	$65,456

Mary Jane Raymond	50,000	36,381

Walter R. Bashaw II	46,000	33,498

Giovanni Barbarossa	50,800	33,840

Mark Sobey	0	0

Goals Results Incentive Program. The Goals Results Incentive Program (“GRIP”) is designed to link the achievement of Company performance measures to our strategy. For fiscal year 2023, the GRIP performance measures were based on the achievement of revenue and net income targets.

The GRIP revenue and net income targets, and performance results, for fiscal year 2023 were as follows. For purposes of calculating net income, the Compensation Committee used adjusted net income, which excluded certain incremental and non-recurring costs, including transaction related costs for the Coherent, Inc. acquisition.

GRIP (in millions)

Metric	Entry	Target	Maximum	Actual Performance	Approved Adjustments(1)	Adjusted Performance for GRIP Compensation

Revenues	$4,675.0	$5,500.0	$6,666.0	$5,160.1	$—	$5,160.1

Net Income	$202.5	$238.2	$357.0	$(259.5)	$338.6	$79.1
(1)	Adjustments primarily reflected the removal of one-time expenses incurred in fiscal year 2023 related to the Coherent, Inc. acquisition.

Based on these results, the fiscal year 2023 GRIP was earned at 0% of target, and the GRIP payouts to our NEOs for fiscal year 2023 were $0:

NEO	Target	GRIP

Vincent D. Mattera, Jr.	$2,160,000	$0

Mary Jane Raymond	481,250	0

Walter R. Bashaw II	442,750	0

Giovanni Barbarossa	488,950	0

Mark Sobey	510,000	0

Long-Term Incentives

Equity Grants Made in Fiscal Year 2023. The equity compensation for our NEOs for fiscal year 2023 was composed of a mix of (a) PSUs (40%) and (b) RSUs (60%). Equity awards were targeted based on the Compensation Committee’s assessment of market data and individual performance. The awards for all NEOs were made in August 2022, at the beginning of the 2023 fiscal year. We refer to these awards as the “2023 awards.” As mentioned above, the percentage of PSUs will be higher in the 2024 fiscal year.

The “Stock Awards” column in the Summary Compensation Table and the Grants of Plan-Based Awards table later in this proxy statement, include the grant date fair value and other details for the 2023 awards and the “integration RSUs” described below.

PSUs. We believe that long-term awards tied directly to key elements of long-term shareholder value are a critical element of NEO compensation. Our PSUs are designed to reward the NEOs for driving long-term

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value tied to the execution of our strategy. The fiscal year 2023 PSUs will be earned based on a single metric, rTSR—our total shareholder return relative to returns on the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry). The fiscal year 2023 PSUs will be measured over a 36-month period ending June 30, 2025. As with the fiscal year 2022 PSU design, we used rTSR as the sole performance measure for the fiscal year 2023 PSUs because we could not accurately forecast at the time of grant three-year free cash flow or other financial goals given the July 1, 2022, closing of the Coherent, Inc. transaction.

PSUs were granted to the NEOs on August 28, 2022. The following table outlines the performance metrics of the fiscal year 2023 PSUs:

Cumulative rTSR	Payout vs. Target

Below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile by more than 40%	0%

Between 0 and 40% below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile, and an absolute positive cumulative rTSR	50.00% to 99.99%

Equal to the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100%

Between 0 and 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100.01% to 199.99%(1)

More than 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	200%(1)
(1)	If there is a negative cumulative rTSR for the performance period, and cumulative rTSR is above Market 50th Percentile, the percentage of the Target Award earned will be capped at 100.00%

Target awards for the PSUs for fiscal year 2023, granted to the NEOs on August 28, 2022, are as follows:

NEO	Target Performance Based Awards	Grant Date Fair Value at Target

Vincent D. Mattera, Jr.	66,487 shares	$3,959,966

Mary Jane Raymond	17,152 shares	1,021,573

Walter R. Bashaw II	15,418 shares	918,296

Giovanni Barbarossa	16,959 shares	1,010,078

Mark Sobey	16,574 shares	987,147

PSUs Earned in Fiscal Year 2023

The NEOs (other than Dr. Sobey) were previously awarded PSUs in August 2020 that were earned based on achieving pre-established goals related to a combination of cumulative rTSR and cash flow from operations, each weighted 50%. We refer to these awards as the “fiscal year 2021 PSUs.” The fiscal year 2021 PSUs were measured over a 36-month period ending June 30, 2023. For purposes of the fiscal year 2021 PSUs, “cash flow from operations” means cash flow from operations as reported under U.S. GAAP in the Company’s Consolidated Statement of Cash Flows, subject to certain permitted adjustments under the Company’s Omnibus Incentive Plan (such as for certain unusual, infrequent, or non-recurring items).

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Achievement of rTSR was calculated based on the table below.

Cumulative rTSR	Payout vs. Target

Below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile by more than 40%	0%

Between 0 and 40% below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile, and an absolute positive cumulative total shareholder return	50.00% to 99.99%

Equal to the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100%

Between 0 and 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100.01% to 199.99%(1)

More than 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	200%(1)
(1)

If there is a negative cumulative total shareholder return for the performance period and cumulative rTSR is above Market 50th Percentile, the percentage of the target award earned will be capped at 100%

For the fiscal year 2021 PSUs, rTSR was achieved at approximately 61.91% below the S&P Composite 1500—Electronic Equipment, Instruments & Components 50th percentile, resulting in a payout to each NEO of 0% of the NEO’s target award, as follows:

NEO	PSU rTSR Target Award (shares)	Payout % Based on rTSR Performance	Shares Earned

Vincent D. Mattera, Jr.	23,916	0%	0

Mary Jane Raymond	7,993	0%	0

Walter R. Bashaw II	7,258	0%	0

Giovanni Barbarossa	7,542	0%	0

Mark Sobey	0	0%	0

For purposes of the fiscal year 2021 PSUs, target cash flow from operations during the performance period was $1,792,000,000. Achievement of cash flow from operations was calculated based on the table below.

Performance vs. Target	Payout vs. Target

0.00% to 79.99%	0%

80.00% to 100%	50.00% to 99.99%

100%	100%

100% to 140%	100% to 199.99%

Greater than 140%	200%

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For the fiscal year 2021 PSUs, actual cash flow from operations for the performance period was $1,691,836,540 or 94.4% of target, resulting in a payout to each NEO of 86.03% of the NEO’s target award, as follows:

NEO	PSU Cash Flow Target Award (shares)	Payout % Based on Cash Flow Performance	Shares Earned

Vincent D. Mattera, Jr.	23,917	86.03%	20,575

Mary Jane Raymond	7,993	86.03%	6,876

Walter R. Bashaw II	7,258	86.03%	6,244

Giovanni Barbarossa	7,542	86.03%	6,488

Mark Sobey	0	86.03%	0

RSUs. We use RSUs to align management incentives with long-term shareholder value while also providing for long-term retention of management talent. RSUs are increasingly common in the marketplace relative to stock options and are becoming a more important component of our competitive compensation opportunity.

The fiscal year 2023 RSUs were granted to our NEOs on August 28, 2022, with a fair market value of $51.89 per share, the closing price of the Common Stock on that date. The RSUs vest at the rate of one-third per year over a three-year period. RSUs granted to the NEOs for fiscal year 2023 were as follows:

NEO	RSUs Granted	Grant Date Fair Value(1)

Vincent D. Mattera, Jr.	99,731	$5,175,042

Mary Jane Raymond	25,728	1,335,026

Walter R. Bashaw II	23,126	1,200,008

Giovanni Barbarossa	25,439	1,320,030

Mark Sobey	24,861	1,290,037
(1)	Grant date fair value is calculated by multiplying the number of RSUs granted by the closing stock price on August 26, 2022, of $51.89 per share.

Coherent, Inc. Acquisition Integration RSUs. Coherent, Inc. was the largest and most complex acquisition in the Company’s history. The Board and the Compensation Committee determined that special, one-time awards to certain key executive officers were in the best interests of the Company and its shareholders to incentivize such individuals to enable the success of the integration and synergy capture activities necessary to achieve the strategic benefits of the transaction for all of the Company’s relevant constituencies, especially its shareholders. Accordingly, on July 1, 2022 (concurrent with the Coherent, Inc. closing), Dr. Mattera, Ms. Raymond, Dr. Barbarossa, Mr. Bashaw, and Dr. Sobey and certain other key executives received integration equity awards in the form of time-vesting RSUs with a grant date fair value of $4 million for Dr. Mattera and ranging from $1.75 million to $2 million for the other NEOs. We refer to these as the “integration RSUs.” The awards vest over a two-year period, with fifty percent (50%) vesting on the one-year anniversary of the award, and fifty percent (50%) vesting on the two-year anniversary of the award. As noted, these special, one-time awards are designed to enhance shareholder value through the alignment of the NEOs and other key executives with the strategic goals of the integration of Coherent, Inc. with the Company and encouraging a stable management team through the critical integration and value capture process. A time-based award was deemed to accomplish these objectives. Under the circumstances, including that the acquisition closed on the first day of the Company’s 2023 fiscal year, the development of meaningful, performance-based awards to achieve the integration and value capture objectives was not practicable. (In fact, as noted below, due to the challenges with developing meaningful, 3-year financial performance goals immediately after the closing, the fiscal year 2023 PSUs described below were 100% based on relative TSR.)

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These integration RSUs are special, one-time awards that reflect the extraordinary opportunity presented to the Company and its shareholders from this acquisition, and reflect the strategic importance of the synergy capture activities after the transaction led by the leadership team. The Company has not in the past and does not intend in the future to utilize similar awards absent extraordinary circumstances that merit such awards.

Integration RSUs granted to the NEOs were as follows:

NEO	Integration RSUs Granted	Grant Date Fair Value(1)

Vincent D. Mattera, Jr.	81,417	$4,000,017

Mary Jane Raymond	35,620	1,750,011

Walter R. Bashaw II	35,620	1,750,011

Giovanni Barbarossa	40,709	2,000,033

Mark Sobey	40,709	2,000,033
(1)	Grant date fair value is calculated by multiplying the number of integration RSUs granted by the closing stock price on July 1, 2022, of $49.13 per share.

ADDITIONAL INFORMATION

Deferred Compensation. The Coherent Corp. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and certain other highly compensated employees of the Company to defer receipt of compensation into a trust fund for retirement or other qualified purposes. As a further retention incentive for Dr. Mattera, the employment agreement that he and the Company entered in January 2020 provided for specified annual contributions to the Deferred Compensation Plan, including for June 2023. As required by the 2020 employment agreement, the Company made an annual contribution of $1,000,000 on June 30, 2023. No further Deferred Compensation Plan annual contributions are required for Dr. Mattera, including under the new employment agreement he entered into in August 2022.

For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative.

Retirement Savings. The Company maintains 401(k) plans for all eligible employees, including the NEOs. The Company makes certain matching contributions. Additionally, the Company may make discretionary profit-sharing contributions, if the Company achieves specified levels of profitability. Company contributions to NEO accounts are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control. Existing equity awards generally vest on an accelerated basis in the event of death, disability, or retirement. Performance-based awards generally vest pro rata based on the months employed during the relevant performance period. In case of a change in control of the Company, if an award is assumed by the new company, and if the participant’s employment is involuntarily terminated, without cause or with good reason, within two years of the change in control, then the award will vest in full, with performance-based awards vesting at the greater of target or actual performance up to the change in control date. These acceleration provisions reflect market practices that appropriately value the employees’ contributions to the Company prior to the event triggering the accelerated vesting and following a change in control. Additionally, these acceleration provisions help NEOs focus on delivering shareholder value without distractions.

The Company does not provide tax gross-ups on any excise taxes that may be triggered by change in control payments.

For additional information on payments on termination of employment or change in control, please refer to the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement.

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Perquisites and Other Benefits. The Company provides limited perquisites or personal benefits to its NEOs. As Chief Executive Officer, Dr. Mattera is eligible for life insurance benefits equal to two times his base salary. In addition, Dr. Mattera is entitled to limited personal use of the Company-leased aircraft, of which he has made minimal use. Dr. Mattera and all NEOs are eligible for an annual physical examination. See the “All Other Compensation” column of the Summary Compensation Table for the costs with respect to such benefits for Dr. Mattera.

Employment Agreements and Executive Severance Plan. Dr. Mattera and Dr. Barbarossa each have an employment agreement with the Company. Dr. Mattera’s employment agreement was amended and restated in August 2022 to reflect the changes in the Company as a result of the Coherent, Inc. acquisition. The amended and restated employment agreement made two primary changes: (i) it extended the initial term of Dr. Mattera’s employment through August 1, 2030 (subject to the right of the Company and Dr. Mattera to terminate employment earlier with notice, as under his January 2020 employment agreement); and (ii) it updated Dr. Mattera’s fiscal year 2023 target total direct compensation (i.e., base salary, target cash incentive, and target annual long-term incentive compensation awards). The updated target total direct compensation approximates the 50th percentile versus the Company’s updated compensation competitor group based on the combined business following the Coherent, Inc. acquisition. The Compensation Committee believes that these changes benefit the Company’s shareholders by encouraging Dr. Mattera’s continued service as he leads and helps shape the combined business of the Company.

Ms. Raymond and Mr. Bashaw participated in the Executive Severance Plan. On September 13, 2023, the Company and Ms. Raymond entered into a transition services agreement. A summary description of the employment agreements, transition services agreement and the Executive Severance Plan is included in the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement. Mr. Bashaw also entered an agreement in 2018 when he was first hired by the Company that requires any equity award agreements for Mr. Bashaw to include provisions that allow him to enter into a consulting agreement with the Company if his employment terminates other than due to death, disability, retirement, or by action of the Company for cause, which will allow his outstanding equity awards to continue to vest while he remains in service (as well as be paid a cash fee at an hourly rate to be determined for each hour of consulting service actually provided). The Compensation Committee believes that these arrangements serve the interests of shareholders by encouraging the retention of a stable management team.

In connection with the acquisition of Coherent, Inc, after discussion with AON, the Compensation Committee determined to provide Dr. Sobey with an offer letter that provided for a $600,000 base salary, annual incentive target percentage of 85% of base salary, a one-time integration equity award discussed above, participation in the long-term equity incentive plan with a minimum equity award for fiscal 2023 of $2,150,000 and participation in the Executive Severance Plan. As part of the offer letter, and in order to avoid a dispute and to entice him to remain with the Company in order to provide stability and to assist in the integration of the businesses, the Company agreed, in connection with the closing of the acquisition, to provide Dr. Sobey with the payments and equity vesting acceleration he would have received if he terminated his employment for Change of Control Good Reason under the Coherent, Inc. Change in Control and Leadership Severance Plan because, among other reasons, of a reduction in title from Chief Operating Officer to President, Lasers.

Dr. Sobey resigned as an executive office of the Company effective July 1, 2023, and retired as an employee of the Company effective September 1, 2023. In order to ensure continued access to Dr. Sobey’s expertise and a smooth transition of his role, the Company and Dr. Sobey entered into a Consulting Agreement under which Dr. Sobey agreed to provide certain consulting services to the Company, up to 80 hours per month, for a period of two years. Dr. Sobey will receive a monthly retainer of $25,000 and additional fees for monthly services exceeding 25 hours, and Dr. Sobey will remain in service with the Company for purposes of continued vesting of his outstanding equity awards.

All NEO employment agreements, including the Executive Severance Plan, are subject to excise tax limitations.

44

Compensation and Risk. The Compensation Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take excessive risks or emphasize short-term results at the expense of long-term shareholder value. Based on its review, the Compensation Committee believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Compensation programs for our executives and other employees include the following risk mitigation features:

•	Balanced Pay Mix: Our compensation program balances the mix of (i) cash and equity-based compensation and (ii) short-term and long-term award horizons.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including earnings growth, revenue growth, cash flow from operations, free cash flow, and operating profits.

•	Calculation and Verification of Performance: Performance determinations are subject to completion of the audit by the Company’s independent auditor.

•	Caps on Incentive Compensation Arrangements: Long-term (PSUs) and short-term incentive awards (BIP and GRIP) each have a maximum payout percentage (generally 200%).

•

Multi-Year Vesting on Long-Term Equity-Based Compensation Awards: Our long-term equity-based awards are subject to multi-year vesting, which requires a long-term commitment on the part of our employees.

•

Share Ownership Requirements: This policy requires our CEO to own Common Stock and RSUs having an aggregate value of at least three times his annual base salary, and our other executive officers to own Common Stock and RSUs having an aggregate value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years.

•

Clawback Policy: In accordance with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange, the Company adopted a Compensation Recovery (“Clawback”) Policy to comply with the same as of October 2, 2023 (the “Clawback Policy”). The Clawback Policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The Clawback Policy supersedes and replaces the Company’s prior compensation recovery policy for incentive-based compensation received from and after October 2, 2023. Under that prior policy, which still applies to incentive-based compensation received before October 2, 2023, if the Company must restate its financial statements due to material non-compliance with any financial reporting requirements, any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the restatement. In addition, if the Board in its sole judgment determines that the gross negligence, fraud or misconduct by a current or former executive officer or other employee caused or contributed to the need for the restatement, then under the prior policy such person would be required to repay the net profits realized from any sales of shares of Common Stock that were received as incentive compensation based on the restated financial statements.

•

Prohibition on Pledging and Anti-Hedging Policy: To further demonstrate the Company’s commitment to align the interests of our officers and directors with those of our shareholders, the Board formalized a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers. Throughout the fiscal year, there were no such arrangements.

45

Tax Considerations. The Compensation Committee considers the impact that applicable tax laws may have with respect to executive compensation. In certain circumstances, tax laws impose penalties on compensation, or may result in a loss of deduction to the Company for such compensation. Participation in, and compensation paid under, our plans, contracts and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 (the “Code”). While the Company intends for its plans, contracts, and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that they fail to meet Section 409A, compensation earned under those arrangements may be subject to immediate taxation and tax penalties.

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. As a result, compensation paid in excess of $1 million to our NEOs generally will not be deductible. The Compensation Committee designs compensation programs that are intended to be in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations.

Fiscal Year 2024 Compensation Decisions. The Compensation Committee reviewed the incentive compensation approach for fiscal year 2024, in light of the Coherent, Inc. acquisition, and ongoing global economic uncertainty. Following is a summary of the features of the fiscal year 2024 short-term (cash) and long-term (equity incentive awards) approved by the Compensation Committee and the Board.

•

Compensation Amounts. Base salaries, and the value of the annual bonus and long-term equity opportunities for the Executive Officers, were not changed for fiscal year 2024 from fiscal year 2023, except that the long-term equity incentive target for the CEO was increased by 10%. See “Equity Award Mix” below.

•

BIP. The Compensation Committee will use a target based on Adjusted EBITDA (which is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization, excluding non-recurring or unusual items and excluding certain non-cash items). Payouts are capped at 200% of target. Both the BIP and GRIP bonus programs were changed for fiscal year 2024 to use Adjusted EBITDA as a metric which is an important measurement of the Company’s liquidity and leverage ratio.

•	GRIP. The GRIP is an annual bonus plan with semi-annual periods based on a combination of revenue and Adjusted EBITDA. Payouts are capped at 200% of target.

•

Equity Award Mix. In order to better align with our shareholders, the Compensation Committee increased the percentage of long-term equity awards that are performance-based versus time-based. For the CEO, FY24 performance-based PSUs awards increased from 40% to 60% with time-based RSUs at 40%. For the other Executive Officers, FY24 performance-based PSUs awards increased from 40% to 45% with time-based RSUs at 55%. Stock options were not granted.

•

PSU Awards. The Compensation Committee will use a combination of rTSR and cash flow performance as the metric for performance (similar to fiscal year 2021) and retained the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry) as the benchmark group. The PSUs will be earned 50% based on three-year rTSR and 50% based on three-year cash flow from operations.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and
(2)

based on the review and discussions referred to in paragraph (1) above, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report of the Compensation and Human Capital Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation and Human Capital Committee

Shaker Sadasivam, Chair

Michael L. Dreyer

David Motley

Steve Pagliuca

Sandeep Vij

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal years 2023, 2022 and 2021, discussed in this proxy document. All footnote references and explanatory statements relate to fiscal year 2023, unless otherwise noted.

Name and Principal Position	Year	Salary	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(6)
Vincent D. Mattera, Jr.	2023	$1,125,000	$13,135,025	$—	$ 65,456	$1,110,175	$15,435,656
Chief Executive Officer	2022	980,000	6,800,471	—	2,174,791	772,657	10,727,919
	2021	950,833	5,611,783	—	3,375,706	521,214	10,459,536
Mary Jane Raymond	2023	$625,000	$4,106,610	$—	$ 36,381	$ 49,794	$4,817,785
Chief Financial Officer and Treasurer	2022	550,000	2,195,109	—	517,145	41,956	3,304,210
	2021	465,340	1,875,478	—	855,098	40,115	3,236,031
Walter R. Bashaw II	2023	$575,000	$3,868,315	$—	$ 33,498	$ 48,523	$4,525,336
President	2022	515,000	1,930,676	—	484,955	47,242	2,977,873
	2021	472,760	1,703,017	—	683,609	47,943	2,907,329
Giovanni Barbarossa	2023	$635,000	$4,330,141	$—	$ 33,840	$ 53,442	$5,052,423
Chief Strategy Officer and President, Materials	2022	540,000	2,043,444	—	502,215	44,804	3,130,463
	2021	515,000	1,769,655	—	666,490	43,953	2,995,098

Mark Sobey(5)	2023	$600,000	$4,277,218	$—	$ —	$1,946,862	$6,824,080
President, Lasers

(1)

Represents the aggregate grant date fair value of RSUs, and PSUs awarded by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2023. For RSUs, the grant date fair value was computed based on the closing price of the Common Stock on the date of grant, multiplied by the number of shares awarded.

(2)

The grant date fair value of the PSU awards included in this column was calculated based on the estimate of aggregate compensation expense to be recognized over the service period. For the fiscal year 2023 PSUs, which have a single rTSR metric, this was calculated based on a Monte Carlo simulation fair value as of the grant date of $59.56 per share for the awards granted to the NEOs on August 28, 2022.

(3)

Amounts reflect the cash awards earned by our NEOs under the BIP and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. The cash awards earned by Dr. Mattera, Ms. Raymond, Mr. Bashaw, Dr. Barbarossa and Dr. Sobey under the BIP for fiscal year 2023 were $65,456, $36,381, $33,498, $33,840 and $0, respectively. The cash awards earned by Dr. Mattera, Ms. Raymond, Mr. Bashaw, Dr. Barbarossa and Dr. Sobey under the GRIP for fiscal year 2023 were $0.

(4)

Amounts reflect premiums paid for life and disability insurance and the Company’s contributions under the Company’s 401(k) retirement plan, which is qualified under Section 401(a) of the Code, and the Deferred Compensation Plan, a non-qualified deferred compensation plan for certain management and certain other highly compensated employees. The Company matching contributions earned in fiscal year 2023 are for the 2022 calendar year.

Name	Fiscal Year	Company Matching Contribution to 401k Plan	Company Discretionary Retirement Plan Contribution	Company Contribution to Deferred Contribution Plan

Vincent D. Mattera, Jr.	2023	$10,250	$55,212	$1,031,761

Mary Jane Raymond	2023	10,250	26,340	13,204

Walter R. Bashaw II	2023	10,250	26,760	11,513

Giovanni Barbarossa	2023	10,250	30,000	13,192

Mark Sobey	2023	12,456	0	0

We maintain an arrangement with a third-party travel service for use of chartered aircraft and associated ground travel as necessary. Infrequently, Dr. Mattera will use a flight for personal purposes, or his spouse may accompany him when a flight is already going to a specific destination for a business purpose. The incremental cost to the Company of personal flights has been calculated to be $10,927 based on the amount paid to the third-party travel service for the personal flights.

Dr. Sobey received $1,934,406 as a payment under the Coherent, Inc. Change in Control and Leadership Severance Plan as though his employment had been terminated.

(5)	Dr. Sobey was a NEO for the first time for fiscal year 2023. Dr. Sobey resigned as President, Lasers effective July 1, 2023, and retired as an employee of the Company on September 1, 2023.

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(6)

Total compensation for fiscal year 2023 includes, for each of the Named Executive Officers, the value of the special, one-time “integration RSUs” granted in connection with the acquisition of Coherent, Inc. The following table shows the grant date value of those integration RSUs and the Total Compensation for fiscal year 2023 excluding those grants.

Name	Total FY23 Compensation with Integration RSUs	Total FY 23 Compensation without Integration RSUs	Total FY22 Compensation

Vincent D. Mattera, Jr.	$15,435,656	$11,435,638	$10,727,919

Mary Jane Raymond	4,817,785	3,067,774	3,304,210

Walter R. Bashaw II	4,525,336	2,775,325	2,977,873

Giovanni Barbarossa	5,052,423	3,052,390	3,130,463

Mark Sobey	6,824,079	4,824,046	—

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GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2023

The following table sets forth each annual, non-equity cash incentive award and long-term equity-based award granted to the NEOs in fiscal year 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

Vincent D. Mattera, Jr	—	$—	$90,000	$180,000	—	—	—	—	$—

	—	$—	$2,160,000	$4,320,000	—	—	—	—	$—

	7/1/2022	—			—	—	—	81,417	$4,000,017

	8/28/2022	—			33,244	66,487	132,974	—	$3,959,966

	8/28/2022	—			—	—	—	99,731	$5,175,042

Mary Jane Raymond	—	$—	$50,000	$100,000	—	—	—	—	$—

	—	$—	$481,250	$962,500	—	—	—	—	$—

	7/1/2022	—			—	—	—	35,620	$1,750,011

	8/28/2022	—			8,576	17,152	34,304	—	$1,021,573

	8/28/2022	—			—	—	—	25,728	$1,335,026

Walter R. Bashaw II	—	$—	$46,000	$92,000	—	—	—	—	$—

	—	$—	$442,750	$885,500	—	—	—	—	$—

	7/1/2022	—			—	—	—	35,620	$1,750,011

	8/28/2022	—			7,709	15,418	30,836	—	$918,296

	8/28/2022	—			—	—	—	23,126	$1,200,008

Giovanni Barbarossa	—	$—	$50,800	$101,600	—	—	—	—	$—

	—	$—	$488,950	$977,900	—	—	—	—	$—

	7/1/2022	—			—	—	—	40,709	$2,000,033

	8/28/2022	—			8,480	16,959	33,918	—	$1,010,078

	8/28/2022	—			—	—	—	25,439	$1,320,030

Mark Sobey	—	$—	$0	$0	—	—	—	—	$—

	—	$—	$510,000	$1,020,000	—	—	—	—	$—

	7/1/2022				—	—	—	40,709	$2,000,033

	8/28/2022				8,287	16,574	33,148	—	$987,147

	8/28/2022				—	—	—	24,861	$1,290,037

(1)

These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2023 under the GRIP and the BIP, assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying the awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this proxy statement. The aggregate amounts actually paid to our NEOs under these plans for fiscal year 2023 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Additional details regarding the specific pay-outs under each of the plans are provided in the footnotes.

(2)

These columns show the range of pay-outs of PSU awards granted to our NEOs in fiscal year 2023 under the Amended and Restated 2018 Omnibus Incentive Plan if threshold, target or maximum goals are achieved. See “Long-Term Incentives – PSUs” on page 40.

(3)

This column shows the number of shares underlying the RSU awards granted to our NEOs in fiscal year 2023 under the Amendment and Restated 2018 Omnibus Incentive Plan. These awards are subject to annual vesting of one-third of the award over three years.

(4)

This column shows the full grant date fair value of the stock awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. See footnotes 1 and 2 to the Summary Compensation Table and Note 13 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2023 for additional information about the assumptions used in determining the grant date fair value of RSUs and PSUs (except that any estimate of forfeitures for service-based conditions have been disregarded).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of June 30, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-exercisable(1)	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Vincent D. Mattera, Jr.					263,753	$13,446,117	104,600	$5,332,508

	57,580	—	$17.84	8/15/2025

	71,040	—	$21.67	8/20/2026

	60,120	—	$35.25	8/18/2027

	54,180	—	$49.90	8/28/2028
	73,452	24,484	$36.08	1/28/2030

Mary Jane Raymond					88,520	$4,512,769	29,454	$1,501,565

	24,780	—	$21.67	8/20/2026

	17,880	—	$35.25	8/18/2027

	17,160	—	$49.90	8/28/2028
	21,351	7,117	$36.56	8/28/2029

Walter R. Bashaw II					83,069	$4,234,861	26,238	$1,337,613

	3,800	—	$18.73	11/7/2025

	14,820	—	$27.00	11/5/2025
	19,080	—	$39.95	10/5/2028
	19,350	6,450	$36.56	8/28/2029

Giovanni Barbarossa					91,631	$4,671,368	28,411	$1,448,393

	14,640	—	$35.25	8/18/2027

	17,760	—	$49.90	8/28/2028
	20,310	6,770	$36.56	8/28/2029

Mark Sobey					65,570	$3,342,759	16,574	$844,943

(1)

This column shows the number of shares underlying stock options that were outstanding as of June 30, 2023. Generally, awards granted in fiscal year 2017 and later vest over a four-year period, with 25% vesting occurring on each of the first, second, third, and fourth anniversaries of the grant date.

(2)

This column shows the number of restricted shares or RSUs outstanding as of June 30, 2023, and includes PSUs with a performance period ending on June 30, 2023, which are included in the column after adjustment for performance results. These awards are subject to our standard vesting schedule and will vest as set forth in the following table:

Name	Shares Vesting in July 2023	Shares Vesting in August 2023	Shares Vesting in July 2024	Shares Vesting in August 2024	Shares Vesting in August 2025	Total Unvested Shares

Vincent D. Mattera Jr.	40,709	96,791	40,708	52,300	33,245	263,753

Mary Jane Raymond	17,810	29,596	17,810	14,728	8,576	88,520

Walter R. Bashaw II	17,810	26,620	17,810	13,119	7,710	83,069

Giovanni Barbarossa	20,355	28,235	20,354	14,206	8,481	91,631

Mark Sobey	20,355	8,287	20,354	8,287	8,287	65,570

(3)	These values are based on the closing market price of the Common Stock on June 30, 2023, of $ 50.98 per share.

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(4)

This column shows the number of unvested PSUs outstanding as of June 30, 2023, that were granted for fiscal years 2022 and 2023. Based on performance through the end of the last fiscal year these amounts consist of shares underlying awards assuming target performance for fiscal year 2022 PSUs and fiscal year 2023 PSUs. These awards will vest as set forth in the following table, subject to actual performance results for the applicable performance period:

Name	Fiscal Year 2022 PSU Shares Vesting in June 2024	Fiscal Year 2023 PSU Shares Vesting in June 2025	Total Unvested Shares

Vincent D. Mattera, Jr.	38,113	66,487	104,600

Mary Jane Raymond	12,302	17,152	29,454

Walter R. Bashaw II	10,820	15,418	26,238

Giovanni Barbarossa	11,452	16,959	28,411

Mark Sobey	—	16,574	16,574

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2023

The following table provides information related to the number of shares acquired upon the vesting of restricted stock and/or RSU awards and PSU awards in fiscal year 2023, and the value realized before payment of any applicable withholding tax or broker commissions. No options were exercised by our NEOs in fiscal year 2023. On August 24, 2023, Dr. Mattera exercised options to purchase 30,000 shares of Company Common Stock at an exercise price of $35.25 per share.

	Stock Awards
	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(1)
Vincent D. Mattera, Jr.	160,476	$8,034,254
Mary Jane Raymond	48,308	2,447,181
Walter R. Bashaw II	43,626	2,209,818
Giovanni Barbarossa	45,763	2,318,029
Mark Sobey	194,267	9,289,848

(1)

The amount in this column equals the gross number of shares or units that vested, multiplied by the closing price of our Common Stock on the applicable vesting date, and includes any amounts that were withheld for taxes.

NONQUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2023

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended 2023.

Name	Executive Contributions ($)(1)	Registrant Contribution ($)(2)	Aggregate Earnings (Loss) ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2023 ($)(4)
Vincent D. Mattera, Jr.	$1,044,288	$1,058,223	$78,457	$—	$5,908,778
Mary Jane Raymond	—	13,204	2,731	—	40,039
Walter R. Bashaw II	110,043	11,513	11,249	—	149,178
Giovanni Barbarossa	—	14,442	4,082	—	57,390
Mark Sobey	100,201		223,824	(17,033)	2,821,776

(1)	Executive Contributions included for fiscal year 2023 were incentive bonuses earned in fiscal year 2022, deferred at time of payment in fiscal year 2023.

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(2)

Amounts in this column represent certain matching contributions made under the Deferred Compensation Plan for fiscal year 2023 to make up for IRS limitations on matching contributions under the 401(k) Retirement Savings Plan for calendar year 2022. These amounts were included as fiscal year 2023 compensation under “All Other Compensation” in the Summary Compensation Table. In addition, and in accordance with his employment agreement entered into in January 2020, Dr. Mattera was credited with a Company contribution to the Deferred Compensation Plan in the amount of $1,000,000 on June 30, 2023. This amount was also included as fiscal year 2023 compensation under “All Other Compensation” in the Summary Compensation Table. This is the final year of this payment for Dr. Mattera.

(3)

Aggregate earnings include all changes in value based on performance of deemed investments elected by the NEO under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by a third party and provides for deemed investment options similar to the investment options available under the Company’s 401(k) Retirement Savings Plan, with the exception that amounts under the Deferred Compensation Plan may be invested in Common Stock. Amounts that are deferred into Common Stock must remain invested in Common Stock and must be paid out in shares of Common Stock upon a qualifying distribution event.

(4)

Amounts shown in this column were reported in the Summary Compensation Table for previous fiscal years, other than earnings, although, for Dr. Mattera, for any PSUs that were deferred in prior years, the amount included in the column was the value of the PSUs at vesting rather than the grant date fair value at grant included in the Summary Compensation Table.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and certain other employees beyond what is available through the 401(k) Retirement Savings Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more deemed investments chosen by the participant. The Company may make matching contributions and other Company contributions to the Deferred Compensation Plan. A participant’s right to receive benefits under the Deferred Compensation Plan is an unfunded, unsecured right, no greater than the claim of a general creditor of the Company. Any assets that the Company sets aside to pay benefits under the Deferred Compensation Plan are the property of the Company and subject to claims of the Company’s creditors in case of the Company’s insolvency. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain circumstances. They may also elect to receive payments in a lump sum or in annual installments over a specified term of years.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND EMPLOYMENT TERMINATION

Equity Awards. Treatment of equity awards upon a change in control of the Company depends on whether the awards are assumed or replaced by the buyer in the transaction. Awards vest upon closing of the transaction if the awards are not assumed or replaced by the buyer. For awards that are assumed or replaced by the buyer, they do not vest upon closing of the transaction, but will vest if the employment relationship is terminated by the buyer without cause, or by the executive with good reason, within two years after the closing. Vesting upon the occurrence of the two events, a change in control, and termination as described above, is often referred to as “double trigger” vesting.

Stock options accelerate and vest in their entirety in the event of death or disability and continue to vest as set forth in the applicable award upon retirement, as defined in the agreement. PSUs generally are prorated in the event of death, disability, or retirement, based on the months employed during the performance period, and remain subject to actual performance results. For PSUs awarded to the CEO for fiscal year 2020 and later, upon his retirement the PSUs continue to vest in full (not prorated) subject to actual performance results,. RSUs accelerate and vest in their entirety in the event of death, disability or retirement from the Company, except that, other than by virtue of Dr. Mattera’s employment agreement, as described below, vesting for retirement does not apply to the integration RSUs granted on July 1, 2022. Performance awards for NEOs also provide pro-rata vesting, subject to actual performance, if such NEO is terminated by the Company without cause or the NEO terminates for good reason during the performance period. In all other circumstances, the awards terminate upon termination of service. Eligibility for retirement for this purpose is determined under the Company’s Global Retirement Policy, which means the NEO attains at least age 65 with five years of service. As of June 30, 2023, Dr. Mattera is the only NEO that is eligible for retirement under this definition.

The following table provides the dollar amount each NEO would have been entitled to receive as a result of the acceleration of vesting of unvested stock options, PSUs and RSUs caused by (i) a change in control of

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the Company (and a subsequent termination without cause or with good reason, if applicable), (ii) the death or disability of the NEO, (iii) retirement of the NEO, or (iv) termination by the Company without “Cause” or for “Good Reason” (as those terms are defined in the NEO’s employment agreement described below), in each case assuming the triggering event occurred on June 30, 2023. The values shown are calculated based on the closing price of the Common Stock on June 30, 2023, of $50.98 per share, and, for stock options, are calculated based on the difference between the exercise price of the unvested options and $50.98. These benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of an event and the Company’s stock price, actual amounts paid or distributed may be different.

Named Executive Officer	Acceleration of Equity Awards Upon Change in Control ($)	Acceleration of Equity Awards Upon Death or Disability ($)	Acceleration of Equity Awards Upon Retirement ($)	Acceleration of Equity Awards Upon Termination Without Cause or for Good Reason(1) ($)
Vincent D. Mattera, Jr.	$19,143,437	$16,235,617	$19,143,437	$19,143,437
Mary Jane Raymond	6,116,961	5,324,887	—	709,491
Walter R. Bashaw II(2)	5,665,483	4,957,530	—	629,661
Giovanni Barbarossa	6,217,384	5,446,303	—	677,312
Mark Sobey	4,187,701	3,624,969	—	282,211

(1)	For Dr. Mattera, in accordance with his employment agreement, his termination without Cause or for Good Reason would receive the same treatment as his retirement.
(2)

As discussed under “Employment Agreements and Executive Severance Plan” in the CD&A, the terms of Mr. Bashaw’s equity award agreements allow Mr. Bashaw to require the Company to enter into a consulting agreement with him in case of termination of employment other than due to death, disability, retirement, or termination by the Company for Cause, and in that case, his outstanding equity awards will continue to vest in accordance with their terms so long as he remains in service as a consultant.

Employment Agreements. The Company has entered into employment agreements or participation agreements for the Executive Severance Plan with each of the NEOs. The following terms are commonly used in the NEO employment agreements and Executive Severance Plan:

•

“Cause” means a determination by our Board, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his or her duties and responsibilities under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to the Company; (iii) the conviction of an NEO of, or a plea of “guilty” or “no contest” to, a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement, or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, noncompetition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting, or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•

“Change in Control” or “CIC” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the voting power over the Company or the entity owning or controlling the Company, or (B) individuals who comprise our Board immediately prior to such transactions cease to be at least a majority of the Board, or of an entity controlling the Company; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us, or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of the members of our Board consists of persons who were not nominated for election by or on behalf of our Board, or with their concurrence; or (iv) a single person, or group of persons, obtains voting control over a majority of our outstanding shares.

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•

“Good Reason” means, without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s eligibility for total direct compensation (or for purposes of the Executive Severance Plan discussed below, a material reduction in an NEO’s base salary); (iii) a material increase in the amount of the NEO’s business travel, which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits provided to the NEO with the result that overall benefits to such NEO are significantly reduced; or (v) for the NEOs other than Dr. Mattera, the relocation of the NEO to a facility or a location more than 30 miles from the NEOs primary work location.

Employment Agreement – Dr. Mattera. Dr. Mattera’s employment agreement provides for an annual base salary to be determined by the Company, with the potential to earn cash bonuses and other bonuses in the judgment of the Company. The agreement also provides Dr. Mattera with a life insurance benefit equal to two times his base salary and with other benefits which are routinely provided to the employees of the Company, including participation in our equity incentive plans. Dr. Mattera’s employment agreement was amended and restated in August 2022, but no changes were made in that agreement to the provisions regarding compensation to Dr. Mattera upon termination of employment.

If Dr. Mattera’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs, and bonuses that would have been paid to him for the full year had he remained employed by the Company. Any such payments shall be made not later than the 15th day of the third month following the end of the Company’s fiscal year in which Dr. Mattera dies or becomes totally disabled. If Dr. Mattera terminates employment other than for Good Reason, he will receive his fiscal year salary and bonuses, on a pro rata basis, earned up to the date of termination.

If the Company terminates Dr. Mattera’s employment without Cause, or if Dr. Mattera terminates employment for Good Reason, except when such termination is coincident with, or within 24 months following, the occurrence of a CIC, after Dr. Mattera’s execution of a release, the Company will pay him severance of two times his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three fiscal years, divided by three. (The amount of severance is reduced to one year of base salary if such termination occurs after Dr. Mattera attains age 70, other than during the 24-month protected period following a change in control.) The severance will be paid no later than 60 days after the date of termination (following the expiration of any applicable revocation periods set forth in the release). The Company also will pay Dr. Mattera a lump sum equal to 18 months of his applicable COBRA monthly premiums. If Dr. Mattera’s employment is terminated by the Company without Cause, or by him for Good Reason, and such termination is coincident with or within the 24 months following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to three times his Average Annual Income. The severance will be paid in a lump sum no later than 60 days after the date of termination. The Company will also pay, no later than 60 days after the date of termination, a lump sum payment equal to 24 months of Dr. Mattera’s applicable COBRA monthly premiums, a lump sum cash payment of $40,000 to cover the cost of his post-termination benefit coverage, and expenses associated with his seeking another position.

Dr. Mattera’s employment agreement does not provide gross-up payments for excise taxes. Instead, the agreement requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in Dr. Mattera retaining a larger amount on an after-tax basis.

Dr. Mattera is subject to undertakings, including restrictions on the assignment of inventions, confidentiality, and one-year non-solicitation and non-competition covenants, which survive the termination of his employment. If he engages in activities that violate any of these undertakings, he will have no right to unpaid severance benefits.

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The following table summarizes the estimated severance payments that Dr. Mattera would have been entitled to receive assuming that a termination of his employment had occurred as of June 30, 2023, under any of the circumstances described below.

Payments	Termination For Death or Disability (No Change in Control)	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$5,781,191	$8,671,786
Health Benefits	—	—	35,921	47,895
Post-termination Benefits	—	—	—	40,000

	$—	$—	$5,817,112	$8,759,681

Employment Agreement – Dr. Barbarossa. Dr. Barbarossa’s employment agreement provides for an annual base salary and the potential to earn cash bonuses and other bonuses in the judgment of the Company. The agreement also provides Dr. Barbarossa with other benefits that are routinely provided to the employees of the Company, including participation in our equity incentive plans and bonus plans.

If Dr. Barbarossa’s employment is terminated by the Company without Cause, except when such termination is coincident with or within an 18-month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to Dr. Barbarossa up to nine times his then current monthly salary. The severance will be paid no later than 60 days after the date of termination. The Company also will pay the premiums for health insurance coverage for a period of up to nine months.

If employment is terminated by the Company without Cause, or by Dr. Barbarossa with Good Reason, and such termination is coincident with or within the 18 month period following the occurrence of a CIC, after execution of a release, the Company will pay him severance in an amount equal to one-half his average annual base salary, multiplied by his number of years of service with the Company as of the date of termination, up to four (i.e., for a maximum severance equal to two years’ of average annual base salary). Average annual base salary is annual base pay for the preceding five fiscal years (or fiscal years employed if less than five years), divided by the lesser of years of service or five years. The severance will be paid in a lump sum, no later than 60 days after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to 18 months and shall also pay, no later than 60 days after the date of termination, a lump sum cash payment of $1,000 to cover expenses associated with seeking another position.

Payments received in connection with a Change in Control can potentially trigger excise taxes under Sections 280G and 4999 of the Code. Dr. Barbarossa’s employment agreement does not provide gross-up payments for excise taxes. Instead, the agreement requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in Dr. Barbarossa retaining a larger amount on an after-tax basis.

Dr. Barbarossa is subject to undertakings including restrictions on the assignment of inventions, confidentiality, and one-year non-solicitation and non-competition covenants, which survive the termination of employment. If he engages in activities that violate any of these covenants, he will have no right to any unpaid severance benefits.

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The following tables summarize the estimated severance payments that Dr. Barbarossa would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2023.

Payments	Termination For Death or Disability (No Change in Control)	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$476,250	$1,056,000
Health Benefits	—	—	21,166	42,332
Post-termination Benefits	—	—	—	1,000

	$—	$—	$497,416	$1,099,332

Agreements – Dr. Sobey. In connection with the acquisition of Coherent, Inc., Dr. Sobey was given an offer letter that provided for a $600,000 base salary, annual incentive target percentage of 85% of base salary, a one-time integration equity award as described in the CD&A, participation in the long-term equity incentive plan with a minimum equity award for fiscal 2023 of $2,150,000 and participation in the Executive Severance Plan described below.

As described in the CD&A, in connection with Dr. Sobey’s resignation as President of the Laser Segment effective July 1, 2023 and retirement as an employee of the Company on September 1, 2023, the Company entered into a consulting agreement with Dr. Sobey as of June 12, 2023 to provide management support services to the Company and assist with other matters as reasonably requested by the Company CEO or President for up to eighty hours per month through August 30, 2025 for a monthly fee of $25,000. If Dr. Sobey provides more than 25 hours of services in a particular month, the Company will pay $675 per hour for such additional hours of service. Dr. Sobey’s consulting service will count as vesting service for his equity awards. The Company will pay Dr. Sobey an amount equal to his COBRA cost for health benefit coverage until Dr. Sobey reaches age 65. Dr. Sobey may terminate the consulting agreement with ninety days prior notice and the Company may terminate the consulting agreement only for Cause as defined in the consulting agreement.

Dr. Sobey’s retirement and consulting are dealt with in his consulting agreement described above and he therefore did not have any entitlement to severance payments assuming a termination of his employment occurred as of June 30, 2023.

Executive Severance Plan. On August 16, 2019, the Board adopted the Coherent Corp. Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company. By executing a Participation Agreement for the Executive Severance Plan, each participating NEO agreed that the NEO’s employment agreement was terminated. The Executive Severance Plan also contains certain non-duplication provisions such that the severance payments and benefits under the Executive Severance Plan are offset or reduced by any severance payments and benefits that otherwise would be received by a participant under the terms of any other agreement, policy, or plan maintained by the Company that provides for severance benefits. Currently, the participating NEOs are Ms. Raymond and Mr. Bashaw. Dr. Sobey’s offer letter provided for his participation in the Executive Severance Plan but he has since entered into a consulting agreement governing the terms of his service.

In the event of a termination by the Company without “Cause” or by an NEO for “Good Reason,” the NEO will be eligible to receive the following under the Executive Severance Plan:

•

If the termination takes place outside of a CIC Period (which is a period of 18 months beginning on a CIC), an amount equal to 12 months of then-current annual base salary, payable in accordance with the Company’s regular pay schedule, over the 12 months following the qualifying termination;

•

If the termination takes place during a CIC Period, (i) a lump sum cash payment equal to the sum of (A) 24 months of then-current annual base salary, plus (B) the NEO’s annual target bonus for the year in which the termination occurs, and (ii) accelerated vesting of all outstanding equity compensation awards; and

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•

A lump sum cash payment by the Company equal to the cost of the NEO’s health care insurance premiums for a period of (x) 12 months in the event of a qualifying termination other than during a CIC Period, or (y) 18 months in the event of a qualifying termination during a CIC Period.

Severance benefits are conditioned upon the NEO’s giving the Company a general release of claims at the time of separation.

Benefits are also conditioned upon the NEO’s compliance with certain covenants regarding confidentiality, assignment of inventions, non-competition, and non-solicitation. The Executive Severance Plan does not provide any gross-up payment for excise taxes. Instead, the plan requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in the participant retaining a larger amount on an after-tax basis.

The following table summarizes the estimated severance payments that Mr. Bashaw would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2023, under any of the circumstances described below.

WALTER R. BASHAW II

Payments	Termination For Death or Disability	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$575,000	$1,638,750
Health Benefits	—	—	21,202	31,804

	$—	$—	$596,202	$1,670,554

Agreement – Ms. Raymond. If Ms. Raymond had her employment terminated by the Company without Cause or she terminated her employment for Good Reason on June 30, 2023 outside of the Executive Severance Plan CIC Period, she would have been entitled under the Executive Severance Plan described above to $625,000 in severance payments and a lump sum payment of $9,254 equal to health care insurance premiums for 12 months. If June 30, 2023 had been within the Executive Severance Plan CIC Period, Ms. Raymond would have been entitled under the Executive Severance Plan upon a termination of her employment by the Company without Cause or her termination of employment for Good Reason to $1,781,250 as a lump sum severance payment and a lump sum of $13,861 equal to health care insurance premiums for 18 months.

On September 13, 2023, the Company and Ms. Raymond entered into a transition services and final agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Raymond will remain employed by the Company in a non-executive role during the period (the “Transition Period”) beginning on September 30, 2023, and generally continuing until April 1, 2024, at which time she will automatically separate from service with the Company.

During the Transition Period, Ms. Raymond’s base salary will remain the same as prior to the Transition Period. For fiscal year 2024, Ms. Raymond will be eligible to earn annual cash incentive compensation under the Company’s BIP and GRIP programs based on her target award amounts under those programs prior to the Transition Period. Actual amounts payable under such programs will be the minimum of 100% of the target or at the actual payout if above 100%. For fiscal year 2024, Ms. Raymond will receive under the Company’s long-term incentive compensation program 16,261 time-vesting RSUs and 13,304 target PSU awards for fiscal year 2024-2026, consistent with the fiscal year 2024 award design for other executive officers. She will not receive additional equity compensation awards for services during the Transition Period. Ms. Raymond will continue during the Transition Period to be eligible to participate in the employee benefit plans generally available to employees of the Company.

Unless it is mutually agreed to be sooner, Ms. Raymond’s employment with the Company will automatically conclude on April 1, 2024 which will be treated as a qualifying termination outside of a CIC Period under the

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Company’s Executive Severance Plan, except that she will be entitled to salary continuation for three additional months and an amount equal to health care insurance premiums for four additional months. Receipt of benefits under the Executive Severance Plan is conditioned on Ms. Raymond providing a release of claims and complying with all applicable post-employment covenants. In addition, upon termination, (i) Ms. Raymond’s outstanding RSUs will fully vest, (ii) her PSUs will continue to vest, without proration, as if she had remained employed through June 30, 2026, but subject to actual performance, and (iii) outstanding stock options will remain exercisable for the full option term.

If Ms. Raymond’s employment terminates during the Transition Period in case of death, disability, her voluntary termination before April 1, 2024 or termination by the Company for Cause, Ms. Raymond would not receive under the Transition Agreement more than earned but unpaid base salary, vested benefits under the Company’s benefit plans, and the value of unreimbursed expenses payable under the Company’s business expense reimbursement policy.

CEO PAY RATIO

Information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Mattera, our CEO, is provided below.

For fiscal year 2023, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $20,355; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $15,435,656.

Based on this information, for fiscal year 2023 the ratio of the annual total compensation of Dr. Mattera to the median of the annual total compensation of all our employees was 758 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.

We determined that, as of June 30, 2023, our employee population consisted of approximately 26,621 individuals, other than the CEO. This population consisted of our full-time, part-time, and temporary employees as of the determination date.

2.

To identify the “median employee” from our employee population we used base salary, as reflected in our payroll records, for fiscal year 2023. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

3.

For the annual total compensation of our median employee, we then identified and calculated the elements of that employee’s compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $20,355.

4.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal year 2023 Summary Compensation Table included in this proxy statement.

5.	For currency conversion, the prevailing rates as of June 30, 2023, were used to reflect all gross wages in U.S. dollars.

The CEO pay ratio reported above is a reasonable estimate, calculated in a manner consistent with SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, might not be comparable to our CEO pay ratio.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for Mr. Mattera, our CEO (referred to in the tables below and related information as our principal executive officer (“PEO”)) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. For information regarding the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

Year	Summary Compensation Table Total for PEO Vincent D. Mattera, Jr. 1 ($)	Compensation Actually Paid to PEO Vincent D. Mattera, Jr. 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Thousands)	Relative Total Shareholder Return (Performance Relative to Median) 5
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	15,435,656	12,935,741	5,304,906	6,787,965	107.96	139.40	(259,458)	(37.0%)
2022	10,727,919	(616,749)	2,670,549	(77,480)	107.90	118.21	234,759	(8.8%)
2021	10,459,536	24,530,582	2,820,131	6,185,153	153.73	152.65	297,552	(4.5%)

1.	Vincent D. Mattera, Jr. was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023

Mary Jane Raymond	Mary Jane Raymond	Mary Jane Raymond

Walter R. Bashaw	Walter R. Bashaw	Giovanni Barbarossa

Giovanni Barbarossa	Giovanni Barbarossa	Mark S. Sobey

Jo Anne Schwendinger	Christopher Koeppen	Walter R. Bashaw

Jo Anne Schwendinger

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Vincent D. Mattera, Jr. ($)	Exclusion of Stock Awards for Vincent D. Mattera, Jr. ($)	Inclusion of Equity Values for Vincent D. Mattera, Jr. ($)	Compensation Actually Paid to Vincent D. Mattera, Jr. ($)

2023	15,435,656	(13,135,025)	10,635,110	12,935,741

2022	10,727,919	(6,800,471)	(4,544,197)	(616,749)

2021	10,459,536	(5,611,783)	19,682,829	24,530,582

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2023	5,304,906	(4,145,571)	5,628,630	6,787,965

2022	2,670,549	(1,722,773)	(1,025,256)	(77,480)

2021	2,820,131	(1,626,994)	4,992,016	6,185,153

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Vincent D. Mattera, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Vincent D. Mattera, Jr. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Vincent D. Mattera, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Vincent D. Mattera, Jr. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Vincent D. Mattera, Jr. ($)	Total - Inclusion of Equity Values for Vincent D. Mattera, Jr. ($)

2023	12,192,905	(1,478,831)	—	(78,964)	—	10,635,110

2022	4,699,558	(7,552,359)	—	(1,691,396)	—	(4,544,197)

2021	10,360,440	8,413,587	—	908,802	—	19,682,829

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2023	3,627,715	(343,093)	2,322,462	21,546	—	5,628,630

2022	1,190,550	(1,890,663)	—	(325,143)	—	(1,025,256)

2021	3,003,740	2,063,463	—	(75,187)	—	4,992,016

4.
The Peer Group TSR set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The comparison assumes $100 was invested for the period starting June 30, 2020, through the end of the listed year in the Company and in the custom group of peer companies used in our performance graph, respectively. The Company’s current fiscal year peer group consists of IPG Photonics Corp., Wolfspeed Inc., Lumentum Holdings, Inc., Corning, Inc., MKS Instruments, Inc., and Honeywell International, Inc. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Relative Total Shareholder Return to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023. Relative Total Shareholder Return is measured as our total shareholder return relative to the median of the returns of the individual components of the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry) over each covered year, similar to how performance is measured for our PSUs. (See discussion under “Elements of Executive Compensation” in our CD&A.) This performance measure may not have been the most important financial performance measure for fiscal years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with SEC rules, the following charts sets forth the relationship between Compensation Actually Paid (see footnote 2 above) to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs and the Company’s financial performance as measured by our TSR, our Peer Group TSR (see footnote 4 above), our Net Income and our Relative Total Shareholder Return (see footnote 5 above).
Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income

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Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Relative Total Shareholder Return

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked and are described in our CD&A.

Relative TSR
Cash Flow from Operations
Revenue
Adjusted Net Income
Bonus Operating Profit
#  #  #

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2023, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC. Likewise, it shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each member of the Audit Committee is an “Independent Director” as defined under Nasdaq rules. The Audit Committee operates under a written charter adopted by the Board.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management. It also considers the audit reports prepared by the Independent Accountants about the Company’s annual report, and related matters like the quality of the Company’s accounting principles; alternative methods of accounting under Generally Accepted Accounting Principles, and the Independent Accountant’s preferences in this regard; the Company’s critical accounting policies; and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report, and the report of the Independent Accountants on internal control over financial reporting. Throughout the fiscal year ended June 30, 2022, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies, and the remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) relating to communication with audit committees.

The Audit Committee has also received written disclosures and the letter from EY required by the applicable requirements of the PCAOB and has discussed with EY their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

Audit Committee

Joseph J. Corasanti, Chair

Enrico DiGirolamo

Lisa Neal-Graves

Shaker Sadasivam

Stephen A. Skaggs

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APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 OMNIBUS INCENTIVE PLAN (PROPOSAL 4)

The Company’s current 2018 Omnibus Incentive Plan was approved by the Company’s shareholders at the 2018 Annual Meeting on November 9, 2018, and further amended and restated to add shares of Common Stock (referred to herein as “shares”) as approved by the Company’s shareholders at the 2020 Annual Meeting on November 9, 2020 (the “2018 Plan”). The 2018 Plan allows for the grant of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), deferred shares, performance shares and/or performance units. As of August 31, 2023, there were approximately 2.9 million shares available for future grants under the 2018 Plan.

In view of the limited number of shares remaining available under the 2018 Plan, on the recommendation of the Compensation Committee, the Board unanimously adopted, subject to approval of Company shareholders, an amendment and restatement of the 2018 Plan as the Coherent Corp. Omnibus Incentive Plan, a copy of which appears as Appendix A to this proxy statement (the “Amended and Restated Plan”). The shareholders are being asked to vote on this Proposal 4 to approve the Amended and Restated Plan.

The 2018 Plan as originally approved by the Company’s shareholders authorized equity compensation awards for up to 3,550,000 shares, plus shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the 2012 Plan and certain other prior Company plans (the “Predecessor Plans”). As part of the 2020 amendment and restatement of the 2018 Plan, shareholder approved an additional 6,000,000 shares to be available for awards, as well as additional shares to be added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the Finisar Corporation 2005 Stock Incentive Plan (As Amended and Restated Effective September 2, 2014) (the “Finisar Plan”), which was assumed by the Company in connection with the Finisar acquisition. No additional awards can be made under the Finisar Plan following November 9, 2020 (i.e., the date shareholders approved the 2020 amendment and restatement of the 2018 Plan).

If the Amended and Restated Plan is approved, an additional 3,900,000 shares will be available for awards. Additional shares will be added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the Coherent, Inc. Equity Incentive Plan (the “Legacy Coherent Plan”), which was assumed by the Company in connection with the Coherent acquisition. In that case, no additional awards will be made under the Legacy Coherent Plan. If the Amended and Restated Plan is not approved, the 2018 Plan and the Legacy Coherent Plan will remain in effect but will not provide a sufficient share pool to operate our key employee and non-employee director compensation programs going forward.

Key Features of the Amended and Restated Plan

The following features of the Amended and Restated Plan will protect the interests of our shareholders:

•	Limitation on terms of stock options and Stock Appreciation Rights (“SARs”). The maximum term of each stock option and SAR is 10 years.
•

No repricing or grant of discounted stock options or SARs. The Amended and Restated Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Amended and Restated Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the shares on the grant date.

•	No liberal share counting for options/SARs. The Amended and Restated Plan prohibits us from reusing shares that are tendered or surrendered to pay the exercise cost or tax obligation for

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grants of options and SARs. The only shares that are re-used in the Amended and Restated Plan are for awards that have been canceled, forfeited, expired, for awards settled in cash, or withheld to cover tax obligations in case of full-value awards such as RSUs and PSUs.

•

No single-trigger acceleration. Under the Amended and Restated Plan, we do not automatically accelerate vesting of awards in connection with a change in control on the Company. If awards are assumed or replaced in a change in control of the Company, vesting occurs only if there is a subsequent involuntary termination of employment (frequently referred to as “double-trigger” vesting).

•

Dividends. The Amended and Restated Plan prohibits dividends or dividend equivalents accruing or being paid on stock options or SARs. The Amended and Restated Plan also does not permit payment of dividends or dividend equivalents on unearned restricted shares, RSUs or PSUs, except to the extent the award actually becomes vested.

•

Clawback. Awards granted under the Amended and Restated Plan are subject to the Company’s compensation clawback policy, including the Clawback Policy to comply with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange effective on October 2, 2023.

•	Director Limits. The Amended and Restated Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

The following is a summary of the material features of the Amended and Restated Plan. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is attached as Appendix A to this proxy statement. To the extent the description below differs from the text of the Amended and Restated Plan, the text of the Amended and Restated Plan will control.

Equity Compensation Plan Information (as of September 21, 2023)

As of September 21, 2023, the following were outstanding under all equity plans (the 2012 Plan, the 2018 Plan, and the Legacy Coherent Plan):

•	4,331,638 unvested RSUs;

•	1,046,332 unvested PSUs (assuming target performance);

•	2,103,469 options (including 2,034,726 vested options) with a weighted average exercise price of $30.29 and a weighted average remaining term to expiration of 3.9 years;

•	2,960,687 shares remaining available for grant under the 2018 Plan; and

•

9,660,827 shares remaining available to grant to certain legacy Coherent, Inc. employees under the Legacy Coherent Plan. The Company will not make any additional grants under the Legacy Coherent Plan after September 21, 2023 and before the 2023 Annual Meeting. These 9,660,827 shares will no longer be available for grant under the Legacy Coherent Plan if the Amended and Restated Plan is approved.

Material Terms of the Amended and Restated Plan

General. The purposes of the Amended and Restated Plan are to provide selected individuals in our service or the service of our subsidiaries and selected affiliates with the opportunity to acquire a proprietary interest in our growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability and that of our subsidiaries and affiliates to attract and retain qualified individuals.

Awards. The Amended and Restated Plan provides for the grant to eligible persons of equity awards in the form of stock options, SARs, restricted shares, RSUs, deferred shares, performance shares, or performance units, in any combination, which we refer to collectively as the “awards”. As of September 21, 2023, the closing price on the New York Stock Exchange of a share was $28.92.

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Eligibility. Employees of the Company and its subsidiaries, non-employee directors and consultants may be selected by the Plan Administrator to receive awards under the Amended and Restated Plan. The benefits or amounts that may be received by or allocated to participants under the Amended and Restated Plan will be determined at the discretion of the Plan Administrator. As of August 31, 2023, the following groups would be eligible to receive awards under the Amended and Restated Plan (a) 3,402 employees, of whom eight are executive officers, (b) eleven are non-employee directors and (c) four are non-employee consultants.

Administration. The Amended and Restated Plan is administered by the Compensation Committee or its successor (the “Plan Administrator”), provided that the Board may at any time act as the administrator of the Amended and Restated Plan. Subject to the terms of the Amended and Restated Plan and applicable law, the Plan Administrator has full power and discretionary authority to decide all matters relating to the administration and interpretation of the Amended and Restated Plan, including without limitation the authority to make determinations with respect to the persons who will be granted awards under the Amended and Restated Plan, as well as the amount, timing and conditions of such awards. The Amended and Restated Plan authorizes the Compensation Committee to delegate certain of its authority under the Amended and Restated Plan to the extent permitted by applicable law.

Share Reserve. The maximum number of shares as to which awards may be granted under the Amended and Restated Plan is the sum of 9,550,000 plus, upon approval of the Amended and Restated Plan by the Company’s shareholders, 3,900,000. In addition, the following will be added to the total share availability under the Amended and Restated Plan: (i) shares underlying awards made under any of the Predecessor Plans that expire, terminate, or are otherwise surrendered or forfeited after the original effective date of the 2018 Plan, (ii) shares underlying awards made under the Finisar Plan that expire, terminate, or are otherwise surrendered or forfeited after November 9, 2020 (the effective date of the 2020 amendment and restatement of the 2018 Plan), and (iii) shares underlying awards made under the Legacy Coherent Plan or the Coherent, Inc. 2011 Equity Incentive Plan that expire, terminate, or are otherwise surrendered or forfeited after the effective date of the Amended and Restated Plan. No new awards may be made under the Legacy Coherent Plan after the Amended and Restated Plan becomes effective. This reserved share amount, as amended, is subject to adjustments by the Plan Administrator as provided in the Amended and Restated Plan for stock splits, stock dividends, recapitalization and other similar transactions or events. Shares issued under the Amended and Restated Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company. Up to 12,350,000 shares may be granted as “incentive stock options” as defined under Code Section 422 (“ISOs”).

Generally, the aggregate number of shares available for issuance under the Amended and Restated Plan will be reduced by one share for each share issued in settlement of any award; provided, however, that any award (or portion thereof) that is settled in cash will not be counted against, or have any effect on the Amended and Restated Plan’s share reserve. If any shares covered by an award granted under the Amended and Restated Plan are forfeited, or otherwise terminated or canceled without the delivery of shares, then those shares will not count against the share pool and will be available for future awards. Similarly, and as a change from the 2018 Plan, if shares are surrendered or tendered in payment of any taxes required to be withheld in respect of a full value award, such as restricted stock, RSUs, PSUs or other stock awards, then those shares will not count against the share pool and will be available for future awards. In contrast, shares that are (i) delivered in payment of the exercise price of an option, (ii) not issued upon the settlement of a SAR, (iii) repurchased by us using proceeds from option exercises, or (iv) delivered to or withheld by us to pay withholding taxes with respect to an award of options or SARs will not become available again for issuance under the Amended and Restated Plan. The Amended and Restated Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

Limitations on Awards to Non-employee Directors. The aggregate grant date fair value of all awards granted to non-employee directors during any single calendar year (excluding awards made at the election of such non-employee director in lieu of all or a portion of annual and committee cash retainers) will not exceed $550,000 for each non-employee director other than the Chair of the Board and $850,000 for the

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non-employee Chair of the Board (if applicable); provided, however, that awards granted to non-employee directors upon their initial election to the Board will not count towards the limits of this paragraph. The Board may make exceptions to this limit in extraordinary circumstances to individual directors, provided the director receiving additional compensation does not participate in that decision.

Stock Options. Stock options entitle the optionee to purchase shares at a price equal to or greater than the fair market value per share on the date of grant. The Plan Administrator sets the exercise price and vesting and exercise conditions. However, no stock option may be exercised more than 10 years from the date of grant. Stock options may be ISOs or nonqualified stock options for U.S. tax purposes. ISOs may be granted only to employees and are subject to other restrictions under the Code.

Stock Appreciation Rights. SARs may be granted either in tandem with an option or as a stand-alone award. The appreciation distribution on any exercised tandem or stand-alone SAR may be paid in shares or in cash. The Plan Administrator sets the terms of each SAR grant it makes under the 2018 Plan, including the time and method of exercise.

Restricted Shares and RSUs. An award of restricted shares involves the immediate transfer by the Company to a participant of a specific number of shares which are subject to forfeiture and transfer restrictions. An award of RSUs represents the right to receive in the future upon the passage of time or satisfaction of other conditions either (as the Plan Administrator determines) a specific number of shares or cash or other consideration equal to the fair market value of a share.

Deferred Shares. An award of deferred shares represents the right to receive a specific number of shares at the end of a specified deferral period.

Performance Awards or PSUs. A PSU is a bookkeeping entry that records the equivalent of one share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00. Award of the underlying security is conditioned upon the satisfaction of one or more performance criteria. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Plan Administrator.

The Amended and Restated Plan provides that grants of awards may be made based upon one or more performance objectives as selected by and measured over a performance period determined by the Plan Administrator. The performance objectives may be any financial performance measures, strategic goals or milestones, individual performance goals, or other objective or subjective performance goals selected by the Plan Administrator. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The Plan Administrator may adjust performance goals for events specified in the Amended and Restated Plan.

Dividends and Dividend Equivalents. Subject to the terms of the Amended and Restated Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).

Prohibition on Repricing. Except for the Company adjustments described below, the terms of an outstanding option or SAR may not be amended by the Plan Administrator to reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs without the approval of Company shareholders.

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Change in Control. The Amended and Restated Plan defines “Change in Control” and requires consummation of the triggering transaction. Vesting of awards as the result of a change in control will depend on whether the awards are assumed, converted or replaced by the resulting entity in the transaction. Except as otherwise provided in the applicable award agreement:

•

For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control.

•

For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control.

Withholding. Under the terms of the Amended and Restated Plan, we (including any affiliate) may withhold from any award granted under the Amended and Restated Plan, or any payment due or transfer made under any award or the Amended and Restated Plan, an amount (in cash, shares, securities, other awards or other property) equal to the amount of withholding taxes due as a result of such award, its exercise or any payment thereunder. The Plan Administrator may provide participants with the right to have us (including any affiliate) withhold a portion of the shares otherwise issuable to such participants in an amount equal to the aggregate fair market value of the applicable withholding taxes to which such participants become subject in connection with the exercise, vesting or settlement of their awards.

Plan Adjustments. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits to participants intended to be made available under the Amended and Restated Plan, then the Plan Administrator has the authority to make certain equitable adjustments to the Amended and Restated Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and SARs granted thereunder; (iii) the kind of shares covered by the Amended and Restated Plan (including shares of another issuer); and/or (iv) any applicable performance objectives. Moreover, in the event of any such transaction or event, the Plan Administrator may provide in substitution for any or all outstanding awards under the Amended and Restated Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all awards in exchange for such alternative consideration. The Plan Administrator may not, however, make any adjustments to awards under the Amended and Restated Plan which would compromise their compliance with Code Sections 422(b)(1) and/or 409A.

Amendments to the Plan. The Amended and Restated Plan may be amended from time to time by the Board; provided however, that the Board may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be issued under the Amended and Restated Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the Amended and Restated Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution). The Board may condition any amendment on the approval of the

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Company’s shareholders, if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. The Plan Administrator may also amend or modify the plan and/or any outstanding awards issued thereunder in order to conform the provisions of the plan or such awards with Code Section 409A, regardless of whether such modification, amendment or termination of the plan will adversely affect the rights of a participant under the plan or an award agreement.

Plan Termination. The Amended and Restated Plan will terminate on the tenth anniversary of the date that the Amended and Restated Plan is approved by shareholders or, if earlier, the date on which the Board adopts a resolution terminating the plan, and no award will be granted under the plan after that date.

Transferability. No awards granted under the Amended and Restated Plan or any rights thereto are assignable or transferable by a participant except by will or by the laws of descent and distribution. Any options or SARs issued under the Amended and Restated Plan are exercisable only during the participant’s lifetime, by the recipient only or, in the event of such person’s legal incapacity, by such person’s guardian or legal representative acting in a fiduciary capacity on behalf of such person under state law.

Deferred Payment of Awards. The Plan Administrator may permit participants to elect to defer the issuance of shares or the settlement of awards in cash under the Amended and Restated Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Amended and Restated Plan. In the case of restricted shares, the deferral may be affected by the participant’s agreement to forego or exchange such person’s award and receive an award of deferred shares. The Plan Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

Clawback. Awards under the Amended and Restated Plan are subject to the Clawback Policy and any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Plan Administrator to be applicable to a participant.

Summary of Federal Income Tax Consequences

General. The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the Amended and Restated Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or non-U.S. tax consequences, nor does it describe the consequences to any particular participant.

Nonqualified Stock Options and SARs. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). SARs are treated very similarly to nonqualified stock options for tax purposes. The holder of a SAR will not normally realize any taxable income upon the grant of the SAR. Upon the exercise of a SAR, the person exercising the SAR will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of such shares as of the exercise date.

ISOs. Options issued and designated as ISOs are intended to qualify for special tax treatment under Code Section 422. Under the provisions of Code Section 422, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value of the option shares on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

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The taxation of gain or loss upon the sale of shares acquired upon exercise of an ISO depends, in part, on whether the shares are held for at least two years from the date the option was granted and at least one year from after the date the shares were transferred to the optionee. If shares issued to an optionee upon the exercise of an ISO are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Shares, RSUs, Deferred Shares and Performance Awards. A participant will generally not have taxable income upon the grant of restricted shares, RSUs, deferred shares or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received (less any amount paid by the participant). For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Deductibility of Executive Compensation. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m) as amended by the Tax Cuts and Jobs Act, we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

In addition, if a change in control of the Company causes awards under the Amended and Restated Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Section 409A. We intend that awards granted under the Amended and Restated Plan will comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but we make no representations to that effect.

New Plan Benefits

The granting of awards under the Amended and Restated Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. The equity grant program for our non-employee directors is described under the Director Compensation section in this proxy statement.

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The table below shows, as to each NEO and the various groups indicated, the aggregate number of shares with respect to options, RSUs, and PSUs under the 2018 Plan since the 2018 Plan’s inception through August 31, 2023.

Name/Group	Number of Options Granted	Number of RSUs Granted	Number of PSUs Granted[1]

Vincent D. Mattera, Jr.	97,936	450,219	356,132

Mary Jane Raymond	28,468	131,430	73,928

Walter R. Bashaw II	25,800	136,303	78,431

Giovanni Barbarossa	27,080	148,942	84,246

Mark Sobey	0	0	0

All Executive Officers as a group (eight persons)	211,206	1,010,974	691,445

All Non-Executive Directors as a group (eleven persons)	35,060	171,892	—

All Employees, excluding Executive Officers	548,835	3,335,157	654,110

[1]	Amount reflects target number of shares that could be earned in connection with the grant of FY2022 and FY2023 PSUs under the 2018 Plan for which the performance period is ongoing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our shares subject to our equity compensation plans that were in effect as of June 30, 2023.

As of June 30, 2023(4)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (Excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,272,564	$30.15	(2)	5,570,344
Equity compensation plans not approved by security holders(3)	1,318,971	—		10,339,126
Total	6,591,535	$30.15		15,909,470

(1)

Represents outstanding awards pursuant to the Amended and Restated 2018 Omnibus Incentive Plan and includes both vested and unvested options, as well as 882,637 outstanding share-settled PSUs at target level of performance and 3,521,954 share-settled RSUs.

(2)	Does not take into account outstanding share-settled PSUs or RSUs.
(3)

The Legacy Coherent Plan was not approved by the Company’s shareholders, but was approved by Coherent, Inc.’s stockholders and assumed in the acquisition of Coherent, Inc. The Legacy Coherent Plan is described in Note 13 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2023.

(4)	See Equity Compensation Plan Information (as of September 21, 2023) set forth in Proposal 4 for updated information.

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APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 5)

The Company’s current 2018 Employee Stock Purchase Plan (the “ESPP”) was approved by the Company’s shareholders at the 2018 Annual Meeting on November 9, 2018. The ESPP is a broad-based plan that provides an opportunity for eligible employees of the Company and its designated subsidiaries and affiliates to purchase shares of Common Stock (referred to herein as “shares”) at a discount from the then-current market price. The Plan does not provide for discretionary grants. As of August 31, 2023, there were fewer than 595,920 shares available for future purchases under the ESPP.

In view of the limited number of shares remaining available under the ESPP, on the recommendation of the Compensation Committee, the Board unanimously adopted, subject to approval of Company shareholders, an amendment and restatement of the ESPP as the Coherent Corp. Employee Stock Purchase Plan, a copy of which appears as Appendix B to this proxy statement (the “Amended and Restated ESPP”). The shareholders are being asked to vote on this Proposal 5 to approve the Amended and Restated ESPP. Under the Amended and Restated ESPP, an additional 4,500,000 shares would be made available for future purchases.

Approval of the Amended and Restated ESPP by the shareholders will enable the Company to continue to offer a market-competitive broad-based stock purchase plan to employees on a global basis. The Board believes that the Amended and Restated ESPP is in the best interest of the Company and its shareholders because it will provide an important tool to attract, retain and reward the talented employees and officers needed for our success both within and outside the United States. In addition, in encouraging share ownership by employees, the Amended and Restated will align the interests of employees and shareholders. If the Amended and Restated ESPP is not approved, the ESPP will remain in effect but will not have an adequate number of shares to provide for future purchases beyond a limited period.

The following summary description of the Amended and Restated ESPP is qualified in its entirety by reference to the complete text of the Amended and Restated ESPP, which is attached hereto as Appendix B to this Proxy Statement. For purposes of this Proposal 5, “Compensation Committee” means the Compensation and Human Capital Committee of our Board or such other committee appointed by the Board or Compensation Committee to administer the Plan, and “Administrator” means the Compensation Committee or, subject to applicable law, one or more of the Company’s officers or management team appointed by the Board or Compensation Committee to administer the day-to-day operations of the Amended and Restated ESPP.

Purpose of the Amended and Restated ESPP

The purpose of the Amended and Restated ESPP is to provide an opportunity for eligible employees of the Company and any parent, subsidiary or affiliate of the Company that has been designated by the Compensation Committee (each, a “Designated Company”) to purchase shares of the Company at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and the Company’s shareholders.

The rights granted under the Amended and Restated ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code of the United States (the “Code”) (i.e., rights granted under a “423 Offering”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the requirements of

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Section 423 of the Code (i.e., rights granted under a “Non-423 Offering”). The Compensation Committee has discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Shares Subject to Plan and Adjustments upon Changes in Capitalization

A total of 6,500,000 of the Company’s shares will be authorized and reserved for issuance under the Amended and Restated ESPP, comprised of 2,000,000 shares as originally authorized under the ESPP plus an additional 4,500,000 shares if the Amended and Restated ESPP is approved by our shareholders. Such shares may be authorized but unissued shares, treasury shares or shares purchased on the open market.

In the event of any change affecting the number, class, value, or terms of the shares, resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Compensation Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated ESPP, will, in such manner as it may deem equitable, adjust the number and class of shares that may be delivered under the Amended and Restated ESPP (including the numerical limits), the purchase price per share and the number of shares covered by each purchase right under the Amended and Restated ESPP that has not yet been exercised.

Administration

The Amended and Restated ESPP will be administered by the Compensation Committee. The Compensation Committee will have, among other authority, the authority to interpret, reconcile any inconsistency in, correct any default in and apply the terms of the Amended and Restated ESPP, to determine eligibility and adjudicate disputed claims under the Amended and Restated ESPP, to determine the terms and conditions of purchase rights under the Amended and Restated ESPP, and to make any other determination and take any other action desirable for the administration of the Amended and Restated ESPP. For purchase rights granted under a 423 Offering, the Compensation Committee is authorized to adopt such rules and regulations for administering the Amended and Restated ESPP as it may deem necessary to comply with the requirements of Section 423 of the Code. To the extent not prohibited by applicable laws, the Compensation Committee may delegate its authority to a subcommittee, the Administrator or other persons or groups of persons, including to assist with the day-to-day administration of the Amended and Restated ESPP.

Non-U.S. Sub-Plans

The Compensation Committee will also have the authority to adopt such sub-plans as are necessary or appropriate to facilitate participation in the Amended and Restated ESPP by employees who are foreign nationals or employed outside the United States or take advantage of tax-qualified treatment for the Amended and Restated ESPP that may be available in certain jurisdictions. Such sub-plans may vary the terms of the Amended and Restated ESPP, other than with respect to the number of shares reserved for issuance under the Amended and Restated ESPP, to accommodate the requirements of local laws, customs and procedures for non-U.S. jurisdictions. For this purpose, the Compensation Committee is authorized to adopt sub-plans for non-U.S. jurisdictions that modify or supplement the terms of the Amended and Restated ESPP regarding, without limitation, eligibility to participate, the definition of eligible pay, the dates and duration of offering periods or other periods, the method of determining the purchase price and the discount at which shares may be purchased, any minimum or maximum amount of contributions a participant may make in an offering period or other specified period under the applicable subplan, the handling of payroll deductions, the treatment of purchase rights upon a change in control or a change in capitalization of the Company, the establishment of bank, building society or trust accounts to hold contributions, the payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances.

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Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes is eligible to participate in the Amended and Restated ESPP and may participate by submitting an enrollment form or appropriate online form to the Company under procedures specified by the Administrator. As of August 31, 2023, approximately 11,443 employees, including all eight executive officers, were eligible to participate in the Amended and Restated ESPP.

However, the Compensation Committee, in its discretion, may determine on a uniform basis for an offering that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period determined by the Compensation Committee), (ii) customarily work not more than 20 hours per week (or such lesser number of hours determined by the Compensation Committee), (iii) customarily work not more than five months per calendar year (or such lesser number of months determined by the Compensation Committee), (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or who are officers subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

No employee is eligible for the grant of any purchase rights under the Amended and Restated ESPP if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary or parent of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the Amended and Restated ESPP in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the United States may be excluded from participation in the Amended and Restated ESPP if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the Amended and Restated ESPP or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The Amended and Restated ESPP will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Compensation Committee determines otherwise in its discretion, each offering period will consist of one approximately six-month purchase period, which will run simultaneously with the offering period. Unless otherwise determined by the Compensation Committee, offering periods will run from August 1st (or the first trading day thereafter) through January 31st (or the first trading day prior to such date) and from February 1st (or the first trading day thereafter) through July 31st (or the first trading day prior to such date).

The Compensation Committee has the authority to establish additional or alternative sequential or overlapping offering periods, a different number of purchase periods within an offering period, or a different duration for one or more offering periods or purchase periods or different commencement or ending dates for such offering periods with respect to future offerings, provided that no offering period may have a duration that exceeds 27 months. Additionally, to the extent that the Compensation Committee establishes overlapping offering periods with more than one purchase period in each offering period, the Compensation Committee will have discretion to structure an offering period so that if the fair market value of a share on the first trading day of the offering period in which a participant is currently enrolled is higher than the fair market value of a share on the first trading day of any subsequent offering period, the Company will automatically enroll the participant in the subsequent offering period and will terminate his or her participation in the original offering period.

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Payroll Deductions

Except as otherwise provided by the Compensation Committee, up to a maximum of 15% of a participant’s “eligible pay” (as defined in the Amended and Restated ESPP) may be contributed by payroll deductions or other payments that the Compensation Committee may permit a participant to make toward the purchase of shares during each purchase period. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. Any such new rate of contribution will become effective on the first day of the first purchase period following the completion of such form. Unless otherwise determined by the Administrator, during a purchase period, a participant may not change his or her rate of contributions, with the exception that the participant may reduce his or her rate of contributions to zero percent, to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online enrollment process or by submitting the appropriate form to the Administrator).

Purchase Price

Unless otherwise determined by the Compensation Committee prior to the commencement of an offering period and subject to adjustment in the event of certain changes in our capitalization, the purchase price per share at which shares are sold in an offering period under the Amended and Restated ESPP will be equal to the lesser of 85% of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the purchase period). The Compensation Committee has authority to establish a different purchase price for any 423 Offering or Non-423 Offering, provided that the purchase price applicable to a 423 Offering complies with the provisions of Section 423 of the Code. As of September 21, 2023, the closing price of a share on the New York Stock Exchange was $28.92.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable purchase period to the purchase of whole shares (and to the extent permitted by the Compensation Committee, fractional shares) at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 5,000 shares (or such other limit as may be imposed by the Compensation Committee), subject to adjustment in the event of certain changes in our capitalization.

Any participant contributions not applied to the purchase of shares on any purchase date will be treated as determined by the Administrator, in its sole discretion, including, without limitation, will be either (i) carried over to the next offering period or (ii) refunded following the purchase date and will not be carried forward to any subsequent offering period.

Transferability

Purchase rights granted under the Amended and Restated ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

A participant may withdraw from an offering period and receive a refund of contributions by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator within the time period prescribed by the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the purchase date or by such other deadline as may

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be prescribed by the Administrator. Upon receipt of such notice, deductions of contributions on behalf of the participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant will not be eligible to participate in the Amended and Restated ESPP until the next enrollment period. Amounts credited to the account of any participant who withdraws within the time period prescribed by the Administrator will be refunded, without interest, as soon as practicable.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator.

Subject to the discretion of the Administrator, if a participant is granted a paid leave of absence, the participant’s payroll deductions will continue and amounts credited to the participant’s account may be used to purchase shares as provided under the Amended and Restated ESPP. If a participant is granted an unpaid leave of absence, the participant’s payroll deductions will be discontinued and no other contributions will be permitted (unless otherwise determined by the Administrator or required by law), but any amounts credited to the participant’s account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three months and the participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.

Unless otherwise determined by the Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company will not be treated as having terminated employment for purposes of participating in the Amended and Restated ESPP or an offering; however, if a participant transfers from a 423 Offering to a Non-423 Offering, the exercise of the participant’s purchase right will be qualified under the 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non-423 Offering to a 423 Offering, the exercise of the participant’s purchase right will remain nonqualified under the Non-423 Offering.

Change in Control

In the event of a “Change in Control” (as defined in the Amended and Restated ESPP), each outstanding purchase right will be equitably adjusted and assumed or an equivalent purchase right substituted by the successor company or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase right or is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date before the date of the proposed Change in Control, after which the offering period will end.

Amendment and Termination of Plan

The Amended and Restated ESPP will become effective as of the first trading day of the first offering period that occurs on or after the approval by the shareholders of the Company.

The Board or the Compensation Committee may amend the Amended and Restated ESPP at any time, provided that if shareholder approval is required pursuant to the Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the Company’s shares are listed or traded, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Amended and Restated ESPP or discontinue the Amended and Restated ESPP at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the Amended and Restated ESPP, all contributions will cease, all amounts credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.

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U.S. Federal Income Tax Information

The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the Amended and Restated ESPP. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or non-U.S. tax consequences, nor does it describe the consequences to any particular participant.

423 Offerings

Rights to purchase shares granted under a 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Amended and Restated ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the Amended and Restated ESPP are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations and applicable limitations under the Code. In other cases, no deduction is allowed.

Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations and applicable limitations under the Code. For U.S. participants, FICA/FUTA taxes will generally be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

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New Plan Benefits

The benefits to be received pursuant to the Amended and Restated ESPP by the Company’s officers and employees are not currently determinable as they will depend on the purchase price of our shares in offering periods after the implementation of the Amended and Restated ESPP, the market value of our shares on various future dates, the amount of contributions that eligible officers and employees elect to make under the Amended and Restated ESPP and similar factors. As of the date of this Proxy Statement, no officer or employee has been granted any purchase rights related to the additional shares under the Amended and Restated Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN.

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RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 6)

EY has served as the Company’s independent registered public accountants since fiscal year 2008. For fiscal year 2023, EY rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. EY is knowledgeable about our operations and accounting practices, and well qualified to act as our independent registered public accounting firm for fiscal year 2024, and the Audit Committee has selected it as such.

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the ratification of the Audit Committee’s selection of EY to our shareholders for ratification as what we believe to be a matter of good corporate governance practice. If the selection of EY is not ratified, the Audit Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of EY is ratified by our shareholders, the Audit Committee in its discretion could decide to terminate the engagement of EY and engage another firm if the Audit Committee determines such action to be necessary or desirable.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2023 and 2022:

	2023	2022

Audit Fees(1)	$7,445,000	$4,951,000

Audit-Related Fees	42,500	56,000

Tax Fees	336,500	380,000

All Other Fees	—	—

Total Fees	$7,824,000	$5,387,000
(1)

Includes fees and expenses associated with the annual audit, including the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and audit fees for the Company’s statutory audit requirements.

-

The Audit Committee pre-approves the retention of the Independent Accountants, and its fees for all audit and non-audit services and determines whether the provision of non-audit services is compatible with maintaining its independence.

-	A representative of EY is expected to be present at the Annual Meeting and will have the opportunity to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

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OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of Common Stock the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to proxy solicitation by mail, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2024 must be delivered to the Secretary of Coherent Corp. at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by June 1, 2024. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2024 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on July 12, 2024, and no earlier than the close of business on June 12, 2024. Otherwise, such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.

In addition to satisfying the requirements under the bylaws, shareholders who intend to solicit proxies in support of director nominees other than Coherent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Coherent at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting. However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

HOUSEHOLDING

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report for proxy statement for this meeting or opt out of householding, or if you are a shareholder eligible for householding and would like to participate in householding, please send a request addressed to Ronald Basso, Chief Legal and Compliance Officer and Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling +1(724) 352-4455. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if other matters properly come before the meeting, votes will be cast on those matters in accordance with the best judgment of the persons acting as proxies.

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ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2023, as filed with the SEC, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits upon payment of a reasonable charge limited to the Company’s costs of providing the exhibits, by writing to Ronald Basso, Chief Legal and Compliance Officer & Corporate Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1(724) 352-4455. As noted previously, this proxy statement and the Annual Report to Shareholders have been posted on the internet at www.proxyvote.com.

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APPENDIX A

COHERENT CORP.

OMNIBUS INCENTIVE PLAN

A-1

COHERENT CORP.

OMNIBUS INCENTIVE PLAN

(as amended and restated effective November 9, 2023)

1.   Purpose. The purpose of this Coherent Corp. Omnibus Incentive Plan (previously known as the II-VI Incorporated 2018 Omnibus Incentive Plan, the “Plan”) is to optimize the profitability and growth of the Company by providing certain eligible persons with annual and long-term incentives to continue in the long-term service of the Company, and to create in such persons a more direct interest in the future operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide Participants with an incentive for excellence in individual performance, to promote teamwork among Participants, and to motivate, attract and retain the services of employees, consultants and directors for the Company and its subsidiaries and to provide such persons with incentives and rewards for superior performance. The Plan originally became effective upon approval by the Company’s shareholders at the 2018 annual meeting of shareholders and was amended and restated at the 2020 annual meeting of shareholders, primarily to add shares to the Plan’s award pool. This amendment and restatement of the Plan becomes effective upon approval of the Company’s shareholders at the 2023 annual meeting of shareholders primarily for the purposes of (i) adding shares to the Plan’s award pool and (ii) extending the term of the Plan to 2033.

2.   Definitions. As used in this Plan and unless otherwise specified in the applicable Award Agreement, the following terms shall be defined as set forth below:

2.1  “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, or Performance Units granted under the Plan.

2.2  “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award, not inconsistent with the terms of the Plan. An Award Agreement may be in an electronic medium and may be limited to a notation on the Company’s books and records.

2.3  “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Change in Control” means, and shall be deemed to occur upon: (i) consummation of a transaction in which the Company is merged or consolidated with another entity the result of which is that immediately following such transaction either (A) the persons who were the shareholders of the Company immediately prior to the transaction have less than a majority of the combined voting power for the election of directors of the Company or the entity owning or controlling the Company immediately after the transaction; or (B) the individuals who comprised the Board immediately prior to the transaction cease to be at least a majority of the members of the Board or the board of directors of the entity controlling the Company immediately after the transaction; (ii) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities in a transaction or series of transactions not approved by the Board; (iii) consummation of a transaction in which all or substantially all of the Company’s assets are sold or otherwise transferred to another corporation not controlled by, or under common control with, the Company or to a partnership, firm, entity or one or more individuals not so controlled; (iv) a majority of the members of the Board consisting of persons who were not nominated for election as directors by, or on behalf of, the Board or with the express concurrence of the Board, including, for this purpose, any such person whose initial assumption of office

A-2

occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a person other than the Board; or (v) any liquidation of the Company. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

2.6  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means the Compensation and Human Capital Committee of the Board.

2.8  “Common Stock” means the common stock, no par value, of the Company.

2.9  “Company” means Coherent Corp., a Pennsylvania corporation, or any successor corporation

2.10 “Consultant” means any non-Employee independent contractor or other service provider engaged by the Company or a Subsidiary.

2.11 “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.12 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.13 “Effective Date” means the date this Plan is approved by the shareholders of the Company. The “Original Effective Date” means November 9, 2018, the date the Plan was originally approved by the Company’s shareholders. The “2020 Restatement Effective Date” means November 9, 2020, the date the first amendment and restatement of the Plan was approved by the Company’s shareholders. The “2023 Restatement Effective Date” means November 9, 2023, the date this amendment and restatement of the Plan was approved by the Company’s shareholders.

2.14 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.15 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing sales price for the Shares reported on a consolidated basis on the New York Stock Exchange (or, if the Shares are not trading on the New York Stock Exchange, on the principle market on which the Shares are trading) on the relevant date or, if there were no sales on such date, the closing sales price on the nearest preceding date on which sales occurred. If the Shares are not reported on the basis of closing sale price, then the average of the highest bid and lowest ask prices shall be used to determine fair market value.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

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2.17 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.18 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.20 “Non-employee Director” means a member of the Board who is not an Employee.

2.21 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.22 “Option” means any option to purchase Shares granted under Section 5.

2.23 “Optionee” means a Participant who holds an outstanding Option.

2.24 “Option Price” means the purchase price payable upon the exercise of an Option.

2.25 “Participant” means an Employee, Consultant or Non-employee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.26 “Performance Objectives” means any performance objectives established pursuant to this Plan for Participants who have received performance-based Awards, which may be any financial performance measures, strategic goals or milestones, individual performance goals, or other objective or subjective performance goals selected by the Committee. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. The Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events or any other events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Company’s annual report for the applicable period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, upward or downward, as the Committee deems appropriate and equitable; provided, however, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Section 409A or other applicable statutory provision.

2.27 “Performance Period” means the period of time within which the Performance Objectives relating to a performance-based Award must be achieved.

2.28 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

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2.29 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.30 “Predecessor Plans” means (i) as of the Original Effective Date, the II-VI Incorporated 2005 Omnibus Incentive Plan, the II-VI Incorporated 2009 Omnibus Incentive Plan, and/or the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan, (ii) as of the 2020 Restatement Effective Date, the Finisar Corporation 2005 Stock Incentive Plan (As Amended and Restated Effective September 2, 2014), and (iii) as of the 2023 Restatement Effective Date, the Coherent, Inc. 2011 Equity Incentive Plan and the Coherent, Inc. Equity Incentive Plan.

2.31 “Restricted Shares” means an Award of Shares that are granted under and subject to the terms, conditions and restrictions described in Section 7.

2.32 “Restricted Share Units” means an Award of the right to receive (as the Committee determines) Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit, granted under and subject to the terms, conditions and restrictions described in Section 7.

2.33 “Section 409A” means Section 409A of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.34 “Separation from Service” means a Participant’s termination of service with the Company and its Subsidiaries, as determined by the Company, which determination shall be final, binding and conclusive; provided that if an Award is subject to Section 409A and is to be distributed on a Separation from Service, then the definition of Separation from Service for such purpose shall comply with the definition provided in Section 409A.

2.35 “Shares” means shares of Common Stock, as adjusted in accordance with Section 12.

2.36 “Specified Employee” means a “specified employee” under Section 409A, as determined in accordance with the procedures established by the Company.

2.37 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.38 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.39 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) or any successor provision thereof.

2.40 “Substitute Award” means any Award granted in assumption of or in substitution for an award for an employee or other service provider of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.41 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

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2.42 “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.   Shares Available Under the Plan; Maximum Awards.

3.1  Reserved Shares. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to Awards shall not exceed the sum of (i) 3,550,000 Shares, plus (ii) Shares with respect to any of the awards granted under a Predecessor Plan, which are outstanding as of the Original Effective Date, 2020 Restatement Effective Date, or 2023 Restatement Effective Date, as applicable, that expire unexercised or are terminated, surrendered, or forfeited, in whole or in part, from and after the applicable Effective Date, plus (iii) effective upon approval by the Company’s shareholders at the Company’s 2020 annual meeting of shareholders, 6,000,000 Shares, plus (iv) effective upon approval by the Company’s shareholders at the Company’s 2023 annual meeting of shareholders, 3,900,000 Shares. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

3.2  ISO Limit. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options shall not exceed 12,350,000 Shares.

3.3  Predecessor Plan Awards. Upon the applicable Effective Date, no additional options or other awards shall be made pursuant to a Predecessor Plan.

3.4  Share Counting Rules. The following Share counting rules shall apply under the Plan:

(i)  Forfeited Awards. To the extent that Awards expire or are terminated, surrendered, or forfeited, in whole or in part, the Shares covered thereby shall remain available under the Plan.

(ii)  Cash-Settled Awards. Awards paid or settled solely in cash shall not reduce the number of Shares available for Awards.

(iii)  Substitute Awards. In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan.

(iv)  No Net Counting of Options or Stock Appreciation Rights. The full number of Shares with respect to which an Option or Stock Appreciation Right is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. In addition, if in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan with respect to an Option or Stock Appreciation Right by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. Any Shares repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of Shares available for grant under the Plan set forth in Section 3.1.

(v)  Withholding Taxes for Awards Other than Options and Stock Appreciation Rights. If in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan for any Award other than an Option or Stock Appreciation

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Right by either tendering previously owned Shares or having the Company withhold Shares, then such tendered or withheld Shares shall not be counted against the number of Shares reserved under the Plan and shall again be available for the grant of future Awards under the Plan.

3.5  Maximum Calendar Year Award for Non-employee Directors. The maximum value of Awards granted during any fiscal year to any Non-employee Director, taken together with any cash fees paid to that Non-employee Director during the fiscal year and the value of awards granted to the Non-employee Director under any other equity compensation plan of the Company during the fiscal year, shall not exceed the following in total value (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Awards other than Options and Stock Appreciation Rights, and based on the Grant Date fair value for accounting purposes for Options and Stock Appreciation Rights): (1) $550,000 for each Non-employee Director other than the Chair of the Board (if applicable), and (2) $850,000 for the non-employee Chair of the Board (if applicable); provided, however, that awards granted to Non-employee Directors upon their initial election to the Board shall not count towards the limits in this paragraph. The Board may make exceptions to the limits in this paragraph in extraordinary circumstances for individual Non-employee Directors; provided that the Non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

4.   Plan Administration.

4.1  Authority of Committee. This Plan shall be administered by the Committee, provided that the full Board may at any time act as the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan, provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 4.2 below. The Committee’s powers include, without limitation, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares, or the relative value, to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time.

4.2  Committee Delegation. Except to the extent prohibited by applicable law or regulation, the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The Committee may, with respect to Participants who are not directors or executive officers subject to filing requirements of Section 16 of the Exchange Act, delegate to one or more officers of the Company the authority to grant Awards to Participants, provided that

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the Committee shall have fixed the total number of Shares subject to such Awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan or further delegate such officer’s authority under the Plan.

4.3  Clawbacks. Awards are subject to (i) any policy the Company may adopt from time to time regarding the recovery of erroneously awarded compensation and (ii) any applicable law, rule, and/or regulation governing the recovery of erroneously awarded compensation – including, the listing standards of the New York Stock Exchange or any other exchange on which the securities of the Company are listed. By accepting an Award, a Participant acknowledges and agrees to be bound by and comply with any such policy, applicable law, rule, and regulation and to take any remedial and recovery action permitted and/or required by law, as determined by the Committee.

4.4  No Liability. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.   Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1  Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2  Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.

5.3  Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4  Cashless Exercise. To the extent permitted by applicable law, any grant may provide for the deferred payment of the Option Price from the proceeds of the sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.5  Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to the exercise of the Option. Each grant of an Option may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Option will be exercisable and may set forth a formula for determining the portion of the Option to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.6  Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-employee Director, service on the Board) that is necessary before the Options or portions thereof shall become exercisable.

5.7  ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-employee Directors. Each grant shall specify whether (or the extent to

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which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 or such other amount limitation as may be provided in the Code, such Options shall be treated as Nonqualified Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

5.8  Exercise Period. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. No Option granted under this Plan may be exercised more than ten years from the Grant Date; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

5.9  Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

5.10  No Dividends or Dividend Equivalents. Options shall not accrue or pay dividends or dividend equivalents with respect to the Shares underlying the Option. A Participant shall not have the rights of a shareholder as to the Shares underlying an Option unless and until the Option has been duly exercised and Shares have been issued.

6.   Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1  Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant, or reserve to the Committee, the right to elect among those alternatives, or (ii) preclude the right of the Participant to receive, and the Company to issue, Shares or other equity securities in lieu of cash.

6.2  Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum amount specified by the Committee on the Grant Date.

6.3  Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4  Performance-Based Stock Appreciation Rights. Any grant of a Stock Appreciation Right may specify Performance Objectives that must be achieved as a condition to the exercise of the Stock Appreciation Right. Each grant of a Stock Appreciation Right may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Stock Appreciation Right will be exercisable and may set forth a formula for determining the portion of the Stock Appreciation Right to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

6.5  Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

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6.6  Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of all or a portion of the related Option (or such other right) for cancellation in an amount equal to the portion of the Tandem Stock Appreciation Right so exercised.

6.7  Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.8  Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i)  Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii)  Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)  Each grant shall specify the period or periods of continuous employment or service of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable.

6.9  No Dividends or Dividend Equivalents. Stock Appreciation Rights shall not accrue or pay dividends or dividend equivalents with respect to the Shares underlying the Award. A Participant shall not have the rights of a shareholder as to the Shares underlying a Stock Appreciation Right unless and until the Stock Appreciation Right has been duly exercised and Shares have been issued.

7.   Restricted Shares and Restricted Share Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1  Number of Shares. Each grant shall specify the number of Shares to be issued to a Participant pursuant to the Award of Restricted Shares or Restricted Shares Units.

7.2  Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3  Forfeiture/Transfer Restrictions. Each grant of Restricted Shares and Restricted Share Units shall specify the duration of the period during which, and the conditions under which, the Restricted Shares or Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements.

7.4  Rights/Dividends and Dividend Equivalents. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award and shall entitle the Participant to dividend, voting and other ownership rights. Each grant of Restricted Share Units shall constitute a right to receive Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit granted, subject to the terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Restricted

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Share Units. The Committee may specify whether such dividend or dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or reinvested, or deemed to have been reinvested, in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

7.5  Stock Certificate. At the discretion of the Committee, the Company need not issue stock certificates representing Restricted Shares and such Restricted Shares may be evidenced in book entry form on the books and records of the Company’s transfer agent. If certificates are issued for Restricted Shares, unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon have lapsed.

7.6  Performance-Based Restricted Shares or Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7  Award Agreements. Each Award of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms, and provisions as the Committee may determine consistent with this Plan.

8.   Deferred Shares. To the extent consistent with the provisions of Section 18 of this Plan, the Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1  Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2  Consideration. Each grant may be made without the payment of additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3  Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

8.4  Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Deferred Shares in cash (with or without interest) or additional Shares on a current, deferred or contingent basis; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

8.5  Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

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8.6  Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9.   Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant only upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1  Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2  Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be as set forth in the Award Agreement and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

9.3  Performance Objectives. Each grant shall specify the Performance Objectives that must be achieved by the Participant or the Company, as applicable, in order for the Award to be earned.

9.4  Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5  Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6  Maximum Payment. Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

9.7  Dividend Equivalents. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Performance Shares. The Committee may specify whether such dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or deemed to have been reinvested in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

9.8  Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10.  Change in Control. Upon a Change in Control and except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in the Change in Control:

10.1  Awards Assumed, Converted or Replaced. To the extent any Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of

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the Change in Control, a Participant has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Participant for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Shares and Performance Units, shall lapse and become vested and nonforfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

10.2  Awards Not Assumed, Converted or Replaced. To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance and or Performance Units, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

11.  Transferability.

11.1  Transfer Restrictions. Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2  Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3  Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

12.  Adjustments. In the event (a) a stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing affects the Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits to Participants intended to be made available under the Plan, then the Committee shall, in an equitable manner, make or provide for such adjustments in the (w) number of Shares covered by outstanding Awards granted hereunder, (x) prices per share applicable to Options and Stock Appreciation Rights granted hereunder, (y) kind of shares covered thereby (including shares of another issuer) and/or (z) any Performance Objectives applicable to the Awards, as the Committee in its sole

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discretion shall determine in good faith to be equitably required in order to prevent such dilution or enlargement of the benefits or intended benefits to Participants. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all Awards in exchange for such alternative consideration. If, in connection with any such transaction or event in which the Company does not survive, the amount payable pursuant to any Award, based on consideration per Share to be paid in connection with such transaction or event and the Base Price, Option Price, Spread or otherwise of the Award, is not a positive amount, the Committee may provide for cancellation of such Award without any payment to the holder thereof. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12. The Committee will not, in any case, make any of the following adjustments: (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 409A (or an exception thereto).

13.  Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

14.  Withholding Taxes. A Participant may be required to pay to the Company, a Subsidiary or any affiliate, and the Company, Subsidiary or any affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award in an amount not to exceed the amount of applicable taxes based on not more than the maximum statutory rates (or on such other basis that would not trigger adverse accounting treatment under applicable accounting policies).

15.  Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 11.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

16.  Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of

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the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.  Amendments and Other Matters.

17.1  Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. Notwithstanding anything to the contrary contained herein, the Committee may also make any amendments or modifications to this Plan and/or outstanding Awards in order to conform the provisions of the Plan or such Awards with Code Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement.

17.2  Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement or payment of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

17.3  Conditional Awards. The Committee may condition the grant of any Award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash award or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

17.4  Repricing Prohibited. Except in connection with a corporate transaction involving the Company as provided for in Section 12, the terms of an outstanding Option or Stock Appreciation Right may not be amended by the Committee to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

17.5  No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

18.  Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

18.1  If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be

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delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

18.2  For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

18.3  The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

18.4  The grant of non-qualified Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

18.5  In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

19.  Effective Date. This amendment and restatement of the Plan shall become effective upon its approval by the shareholders of the Company on the 2023 Restatement Effective Date. If the amendment and restatement of the Plan is not approved by the Company’s shareholders, the Plan as in effect upon the 2020 Restatement Effective Date shall remain in effect in accordance with its terms.

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20.  Requirements of Law.

20.1  General. The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act of 1933 (the “Securities Act”), upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations, and furnish such information as the Committee may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

20.2  Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

21.  Termination. No Award shall be granted from and after the tenth anniversary of the 2023 Restatement Effective Date or after such earlier date that the Board shall have adopted a resolution terminating the Plan. This Plan shall remain in effect with respect to Awards outstanding at that time.

22.  Governing Law.

22.1  The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.

22.2  Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The

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Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

22.3  For purposes of resolving any lawsuit that arises under the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania and to have agreed that any related litigation shall be conducted solely in the courts of Butler County, Pennsylvania or the federal courts for the U.S. for the Western District of Pennsylvania, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

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APPENDIX B

COHERENT CORP.

EMPLOYEE STOCK PURCHASE PLAN

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COHERENT CORP.

EMPLOYEE STOCK PURCHASE PLAN

1.   Definitions.

(a)  “Administrator” means the Committee or, subject to Applicable Law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b)  “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c)  “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(d)  “Board” means the Board of Directors of the Company.

(e)  “Change in Control” means the occurrence of any of the following events:

(i)  the consummation of any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of all or substantially all of the assets of the Company;

(ii)  the consummation of any merger or consolidation to which the Company is a party as a result of which the “persons” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than a majority of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or

(iii)  any “person” (as defined above) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities in a transaction or series of transactions not approved by the Board.

(f)  “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)  “Committee” means the Compensation and Human Capital Committee of the Board or any subcommittee referred to in Section 4(e).

(h)  “Common Stock” means the common stock, no par value, of the Company, as the same may be converted, changed, reclassified or exchanged.

(i)  “Company” means Coherent Corp., a Pennsylvania corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

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(j)  “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(k)  “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(l)  “Effective Date” shall have the meaning set forth in Section 18 hereof. The “Original Effective Date” means August 18, 2018, the date the Plan was originally approved by the Board, subject to shareholder approval, which was obtained on November 9, 2018.

(m)  “Eligible Employee” means any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee. The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(n)  “Eligible Pay” means “Qualified Wages” as defined by the applicable Company policy for the Participant’s jurisdiction and approved for use under the Plan by the Committee or as modified by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by an applicable Company policy or determined by the Committee, “Eligible Pay” for an Offering Period includes only wages and base salary received during such Offering Period by an Eligible Employee for services to the employer and excludes cash bonuses, commissions, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from stock options, stock appreciation rights, restricted stock units and dispositions of stock acquired thereunder, any other allowances, and any other special remuneration or variable pay.

(o)  “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.

(p)  “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q)  “Fair Market Value” means, as of any given date, (i) the fair market value established by the Committee acting in good faith or (ii) if not otherwise determined by the Committee, (A) the closing sales price for the Common Stock on the applicable date as reported by the New York Stock Exchange or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (B) if the Common Stock is not traded on an exchange but is regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on

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such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported.

(r)  “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Committee, each Offering under the Plan in which Eligible Employees of a Designated Company may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(s)  “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(t)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)  “Participant” means an Eligible Employee who elects to participate in the Plan.

(v)  “Plan” means the Coherent Corp. Employee Stock Purchase Plan, as may be amended from time to time. The Plan constitutes an amendment, restatement and renaming of the II-VI Incorporated 2018 Employee Stock Purchase Plan.

(w)  “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(x)  “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(y)  “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date.

(z)  “Shares” means the shares of Common Stock.

(aa)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb)  “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(cc)  “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

2.   Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening

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the mutuality of interest between such persons and the Company’s shareholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”).

3.   Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, 6,500,000 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

4.   Administration of the Plan.

(a)  Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b)  Powers of the Committee. The Committee will have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company (or Parent, if applicable) will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to facilitate participation in the Plan by employees who are foreign nationals or employed outside the United States and/or to take advantage of tax-qualified treatment for the Plan that may be available in certain jurisdictions, as further set forth in Section 4(c) below.

(c)  Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not

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be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify or supplement the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances.

(d)  Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e)  Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5.   Eligible Employees.

(a)  General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b)  Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c)  Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and any Parent and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an

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Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6.  Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of one (1) approximately six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Unless otherwise provided by the Committee, Offering Periods will run from February 1st (or the first Trading Day thereafter) through July 31st (or the first Trading Day prior to such date) and from August 1st (or the first Trading Day thereafter) through January 31st (or the first Trading Day prior to such date). The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Committee establishes additional or overlapping Offering Periods, the Committee will have discretion to structure an Offering Period so that if the Fair Market Value of a share of Common Stock on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a share of Common Stock on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.

7.   Participation

(a)  Enrollment and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to fifteen percent (15%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies.

(b)  Election Changes. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may not change his or her rate of Contributions, with the exception that the Participant may reduce his or her rate of Contributions to zero percent (0%), to become effective as soon as possible after completing an amended enrollment form (either through the Company’s online Plan enrollment process or by submitting the appropriate form to the Administrator). If a Participant reduces his or her rate of Contributions to zero percent (0%) during an Offering Period, the Contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Purchase Date, but if the Participant does not increase such rate of Contributions above zero

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percent (0%) prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof.

(c)  Participation in Subsequent Offering Periods. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same Contribution level as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws or is deemed to withdraw from this Plan as described above in this Section 7. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan.

(d)  Administrator Authority. The Administrator has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.

8.   Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9.   Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), and unless the Committee permits the purchase of fractional Shares under the Plan, each Participant will have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Committee may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 5,000 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 16 hereof). Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date will be treated as determined by the Administrator, in its sole discretion, including, without limitation, either (a) carried forward for the purchase of Shares on the next following Purchase Date or (b) promptly refunded following such Purchase Date and not carried forward to any subsequent Offering Period.

10.  Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

11.  Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

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12.  Rights as a Shareholder. A Participant will have no rights as a shareholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

13.  Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

14.  Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Unless otherwise determined by the Administrator, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 14 will be refunded, without interest, as soon as practicable.

15.  Termination of Employment.

(a)  General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator.

(b)  Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(c)  Transfer of Employment. Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.

16.  Adjustment Provisions.

(a)  Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the shares of Common Stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate

B-9

structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b)  Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date will be before the date of the Company’s proposed Change in Control. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the new Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the new Purchase Date and that Shares will be purchased automatically for the Participant on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 14 hereof.

17.  Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if shareholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

18.  Shareholder Approval; Effective Date. The Plan was adopted by the Board on August 31, 2023 (the “2023 Restatement Date”), subject to approval by the shareholders of the Company within twelve (12) months after such date. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will become effective as of the first Trading Day of the first Offering Period that occurs on or after the date of such approval of the shareholders of the Company as contemplated in the foregoing sentence (the “Effective Date”). If the Plan is not approved by the shareholders of the Company within the twelve (12) months after the 2023 Restatement Date, the Plan in effect upon the Original Effective Date shall remain in effect in accordance with its terms. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

19.  Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Committee

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determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).

20.  Code Section 409A; Tax Qualification.

(a)  Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b)  Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

21.  No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, its Subsidiary, or one of its Affiliates or Parent, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate (or Parent, if applicable) may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan.

22.  Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or U.S. federal court located in Allegheny County, Pennsylvania over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 22 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing in the Plan will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 22, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum

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described in this Section 22 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Participant.

23.  Waiver of Jury Trial. Each Participant waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

24.  Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25.  Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

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INNOVATIONS THAT RESONATE

Coherent Corp.
375 Saxonburg Boulevard, Saxonburg, PA 16056
724.352.4455 | www.coherent.com

COHERENT

COHERENT CORP. 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/COHR2023

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V20776-P97405 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — —— — — — ——— — ——— — — —— — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COHERENT CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1. a., b., c., d., 2, 4, 5 AND 6 AND “1 YEAR” ON PROPOSAL NUMBERED 3.

1. Election of four Class three Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2026.

	For	Against	Abstain
Nominees:

1a. Joseph J. Corasanti	☐	☐	☐

1b. Patricia Hatter	☐	☐	☐

1c. Stephen A. Skaggs	☐	☐	☐

1d. Sandeep Vij	☐	☐	☐

2. Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2023.	☐	☐	☐

1 Year	2 Year	3 Year	Abstain

3. Non-binding advisory vote on the frequency of future non-binding advisory shareholder votes on the compensation paid to our named executive officers. ☐	☐	☐	☐

	For	Against	Abstain

4. Approval of the amendment and restatement of the 2018 Omnibus Incentive Plan.	☐	☐	☐

	For	Against	Abstain

5. Approval of the amendment and restatement of the 2018 Employee Stock Purchase Plan.	☐	☐	☐

6. Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 9, 2023: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

Please date, sign and mail your

Proxy card back as soon as possible!

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V20777-P97405

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COHERENT CORP.

Annual Meeting of Shareholders

November 9, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Vincent D. Mattera, Jr. and Walter R. Bashaw II or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 11, 2023 by the undersigned at the annual meeting of shareholders of Coherent Corp. to be held online at www.virtualshareholdermeeting.com/COHR2023, on November 9, 2023 at 9:00 a.m. Eastern Standard time, and at any adjournment thereof.

This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the four Class Three Directors (Proposal Number 1) FOR ALL the nominees listed and FOR Proposal Numbers 2, 4, 5 and 6 and 1 YEAR on Proposal Number 3.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)